EXECUTION COPY








                           TELEVISION STATION WITN-TV
                           Washington, North Carolina



                            ASSET PURCHASE AGREEMENT

                                  by and among

                         RAYCOM - U.S., INC. ("Raycom")

                                       and

                            WITN-TV, INC. ("WITN-TV")

                                       and

                   GRAY COMMUNICATIONS SYSTEMS, INC. ("Buyer")












                                                             Date:  May 16, 1997


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                                                  TABLE OF CONTENTS


                                                                                                           PAGE
SECTION 1.       DEFINITIONS................................................................................  2
     1.1         "Accounts Receivable"......................................................................  3
     1.2         "AFLAC"....................................................................................  3
     1.3         "Assets"...................................................................................  3
     1.4         "Assumed Contracts"........................................................................  3
     1.5         "Assumed Liabilities"......................................................................  3
     1.6         "Assumption Agreement".....................................................................  3
     1.7         "Benefit Arrangement"......................................................................  3
     1.8         "Bill of Sale".............................................................................  3
     1.9         "Buyer"....................................................................................  3
     1.10        "Buyer Documents"..........................................................................  3
     1.11        "Buyer's Knowledge"........................................................................  3
     1.12        "Cause"....................................................................................  3
     1.13        "CERCLA"...................................................................................  4
     1.14        "Claimant".................................................................................  4
     1.15        "Closing"..................................................................................  4
     1.16        "Closing Date".............................................................................  4
     1.17        "Code".....................................................................................  4
     1.18        "Common Stock".............................................................................  4
     1.19        "Communications Act".......................................................................  4
     1.20        "Consents".................................................................................  4
     1.21        "Contracts"................................................................................  4
     1.22        "Default"..................................................................................  4
     1.23        "Deposit"..................................................................................  4
     1.24        "Disclosure Schedules".....................................................................  4
     1.25        "Effective Time"...........................................................................  4
     1.26        "Encumbrances".............................................................................  5
     1.27        "Environmental Laws".......................................................................  5
     1.28        "ERISA"....................................................................................  5
     1.29        "Event of Default".........................................................................  5
     1.30        "Excluded Assets"..........................................................................  5
     1.31        "FCC"......................................................................................  5
     1.32        "FCC Consent"..............................................................................  5
     1.33        "FCC Licenses".............................................................................  5
     1.34        "Final Order"..............................................................................  5
     1.35        "GAAP".....................................................................................  5
     1.36        "General Manager"..........................................................................  5
     1.37        "Good Reason"..............................................................................  6
     1.38        "Governmental Approvals"...................................................................  6

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                                                   TABLE OF CONTENTS (continued)


                                                                                                           PAGE
     1.39        "Governmental Authority"...................................................................  6
     1.40        "Hazardous Substances".....................................................................  6
     1.41        "HSR Act"..................................................................................  6
     1.42        "Indemnitor"...............................................................................  6
     1.43        "Intangibles"..............................................................................  6
     1.44        "Jarvis Lease".............................................................................  6
     1.45        "Leased Real Property".....................................................................  6
     1.46        "Leases"...................................................................................  6
     1.47        "Letter of Credit".........................................................................  6
     1.48        "Licenses".................................................................................  7
     1.49        "Lien".....................................................................................  7
     1.50        "Losses"...................................................................................  7
     1.51        "Material Adverse Effect"..................................................................  7
     1.52        "Material Assumed Contracts"...............................................................  7
     1.53        "Material Contracts".......................................................................  7
     1.54        "Material Equipment".......................................................................  7
     1.55        "Ordinary Course of Business"..............................................................  7
     1.56        "Other WITN Assets"........................................................................  7
     1.57        "Owned Real Property"......................................................................  8
     1.58        "Permits"..................................................................................  8
     1.59        "Permitted Encumbrances"...................................................................  8
     1.60        "Permitted Liens"..........................................................................  8
     1.61        "Personal Property"........................................................................  8
     1.62        "Phase I Site Assessments".................................................................  8
     1.63        "Plan".....................................................................................  8
     1.64        "Prorations"...............................................................................  8
     1.65        "Purchase Price"...........................................................................  8
     1.66        "Raycom"...................................................................................  8
     1.67        "RCRA".....................................................................................  8
     1.68        "Real Property"............................................................................  9
     1.69        "Records"..................................................................................  9
     1.70        "Seller"...................................................................................  9
     1.71        "Seller Documents".........................................................................  9
     1.72        "Seller's Knowledge".......................................................................  9
     1.73        "Station"..................................................................................  9
     1.74        "Stock Purchase Agreement".................................................................  9
     1.75        "Stock Purchase Closing"...................................................................  9
     1.76        "Surveys"..................................................................................  9

                                                                         ii

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                                                                                                           PAGE
     1.77        "Taxes".................................................................................... 10
     1.78        "Third Party Claims"....................................................................... 10
     1.79        "Third Party Materials".................................................................... 10
     1.80        "Title Commitments"........................................................................ 10
     1.81        "WITN Employee Benefit Plans".............................................................. 10
     1.82        "WITN Merger".............................................................................. 10
     1.83        "WITN Merger Time"......................................................................... 10
     1.84        "WITN Securities".......................................................................... 10
     1.85        "WITN-TV".................................................................................. 10

SECTION 2.       SALE AND PURCHASE OF ASSETS AND OTHER CONSIDERATION........................................ 11
     2.1         Agreement to Sell and Buy.................................................................. 11
     2.2         Excluded Assets............................................................................ 11
     2.3         Purchase Price............................................................................. 12
     2.4         Allocation of Purchase Price............................................................... 12
     2.5         Payment of Purchase Price.................................................................. 12
     2.6         Assumption of Liabilities and Obligations.................................................. 13
     2.7         Parties to the Agreement................................................................... 14

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF SELLER................................................... 14
     3.1         Organization, Standing, and Authority...................................................... 14
     3.2         Authorization and Binding Obligation....................................................... 15
     3.3         Absence of Conflicting Agreements and Required Consents.................................... 15
     3.4         Governmental Authorizations................................................................ 16
     3.5         Financial Statements....................................................................... 16
     3.6         Absence of Certain Changes or Events....................................................... 17
     3.7         Title to Property.......................................................................... 18
     3.8         Encroachments and Compliance with Laws..................................................... 22
     3.9         Contracts.................................................................................. 22
     3.10        Consents................................................................................... 23
     3.11        Intangibles................................................................................ 23
     3.12        Personnel.................................................................................. 23
     3.13        Absence of Litigation...................................................................... 25
     3.14        Compliance with Laws....................................................................... 25
     3.15        Environmental.............................................................................. 25
     3.16        Taxes...................................................................................... 27
     3.17        Insurance.................................................................................. 27

                                                                           iii

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                                                                                                           PAGE
     3.18        Full Disclosure............................................................................ 27
     3.19        Public Inspection Files.................................................................... 27
     3.20        No Insolvency.............................................................................. 27
     3.21        AFLAC Representations...................................................................... 28

SECTION 4.       REPRESENTATIONS AND WARRANTIES OF BUYER.................................................... 28
     4.1         Organization, Standing, and Authority...................................................... 28
     4.2         Authorization and Binding Obligation....................................................... 28
     4.3         Absence of Conflicting Agreements and Required Consents.................................... 28
     4.4         Claims and Legal Actions................................................................... 29
     4.5         Qualification.............................................................................. 29
     4.6         Full Disclosure............................................................................ 29

SECTION 5.       COVENANTS OF SELLER........................................................................ 29
     5.1         Pre-Closing Covenants...................................................................... 29
     5.2         Closing Covenant........................................................................... 32
     5.3         Post-Closing Covenants..................................................................... 32

SECTION 6.       COVENANTS OF BUYER......................................................................... 32

SECTION 7.       SPECIAL COVENANTS AND AGREEMENTS........................................................... 32
     7.1         FCC Consent................................................................................ 33
     7.2         HSR Filings................................................................................ 33
     7.3         Sharing Information........................................................................ 33
     7.4         Adjustments and Prorations................................................................. 33
     7.5         Risk of Loss............................................................................... 36
     7.6         Confidentiality............................................................................ 37
     7.7         Collection of Accounts Receivable.......................................................... 37
     7.8         Brokers.................................................................................... 38
     7.9         Cooperation................................................................................ 38
     7.10        Control of the Station..................................................................... 39
     7.11        Consultation............................................................................... 39
     7.12        Public Announcements....................................................................... 39
     7.13        Capital Expenditures....................................................................... 39
     7.14        NBC Affiliation Agreement.................................................................. 39

SECTION 8.       CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER.............................................. 39
     8.1         Conditions to Obligations of Buyer......................................................... 39
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
     8.2         Conditions to Obligations of Seller. ...................................................... 41

SECTION 9.       CLOSING AND CLOSING DELIVERIES............................................................. 42
     9.1         Closing.................................................................................... 42
     9.2         Deliveries by Seller....................................................................... 42
     9.3         Deliveries by Buyer........................................................................ 43

SECTION 10.      TERMINATION................................................................................ 44
     10.1        Termination Rights; Buyer and Seller....................................................... 44
     10.2        Termination Right; Buyer................................................................... 45
     10.3        Disposition of Deposit..................................................................... 45
     10.4        Specific Performance....................................................................... 45

SECTION 11.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION............................. 45
     11.1        Representations and Warranties............................................................. 46
     11.2        Indemnification by Seller.................................................................. 46
     11.3        Indemnification by Buyer................................................................... 46
     11.4        Procedure for Indemnification.............................................................. 47

SECTION 12.      MISCELLANEOUS.............................................................................. 49
     12.1        Fees and Expenses.......................................................................... 49
     12.2        Notices.................................................................................... 49
     12.3        Benefit and Binding Effect................................................................. 50
     12.4        Further Assurances......................................................................... 51
     12.5        Governing Law.............................................................................. 51
     12.6        Headings and References.................................................................... 51
     12.7        Gender and Number.......................................................................... 51
     12.8        Entire Agreement........................................................................... 51
     12.9        Counterparts............................................................................... 52
     12.10       Negotiated Document........................................................................ 52
     12.11       Severability............................................................................... 52
     12.12       Mail....................................................................................... 52
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                                        1
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                           TELEVISION STATION WITN-TV
                           Washington, North Carolina

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT is made as of May 16, 1997, by and among RAYCOM - U.S., INC., a Delaware corporation with offices at 201 Monroe Street, Suite 710, Montgomery, Alabama 36104 ("Raycom"), WITN-TV, INC., a North Carolina corporation with offices at 201 Monroe Street, Suite 701, Montgomery, Alabama 36104 ("WITN-TV"), and GRAY COMMUNICATIONS SYSTEMS, INC., a Georgia corporation ("Buyer") with offices at 126 North Washington Street, Albany, Georgia 31701.


                                    RECITALS:


         A. WITN-TV currently owns and operates Television Station WITN-TV, Washington, North Carolina (the "Station"), pursuant to licenses issued by the Federal Communications Commission (the "FCC").

         B. Prior to the consummation of the transactions contemplated hereby, and as a condition to the obligations of Seller (as hereinafter defined) hereunder, WITN-TV is to merge with and into Raycom (the "WITN Merger") and WITN-TV and Raycom agree herein to use reasonable efforts to effect the WITN Merger as soon as practicable.

         C. As a result of, and from and after, the WITN Merger, Raycom shall own and operate the Station.

         D. On the terms and subject to the conditions set forth herein, Seller desires to sell and Buyer wishes to buy all of the assets used or useful in the operation of the Station, for the price and on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises contained herein, Buyer, WITN-TV, and Raycom, intending to be legally bound hereby, agree as follows:

SECTION 1. DEFINITIONS.

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         1.1 "Accounts Receivable" means all accounts receivable of Seller accrued in accordance with GAAP in the Ordinary Course of Business with respect to the Station as of midnight of the day immediately preceding the Closing Date.

         1.2 "AFLAC" means AFLAC Broadcast Group, Inc., a Georgia corporation.

         1.3 "Assets" means the assets of the Station being sold, transferred, or otherwise conveyed to Buyer hereunder, as specified in Section 2.1.

         1.4 "Assumed Contracts" means: (a) all of the Contracts listed in Disclosure Schedule 3.9; (b) all Contracts for the sale of time on the Station and all trade or barter agreements which are outstanding on the Closing Date and which comply with the provisions of Section 3.9; and (c) Contracts entered into between the date hereof and the Closing Date that comply with the provisions of
Section 5.1(a).

         1.5  "Assumed  Liabilities"  shall have the  meaning  ascribed to it in
Section 2.6(a).

         1.6 "Assumption Agreement" means that certain Assignment and Assumption Agreement pursuant to which, effective as of the Closing Date, (i) Seller shall assign to Buyer all of the Assumed Contracts and (ii) Buyer shall assume the Assumed Liabilities, insofar as such Assumed Liabilities relate to the period and events occurring after the Effective Time.

         1.7 "Benefit Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement, or any other perquisite or benefit which is not a scheduled Contract (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers, or independent contractors that is not a Plan.

         1.8 "Bill of Sale" means the instrument of transfer and conveyance pursuant to which Seller shall transfer and assign to Buyer that portion of the Assets comprised of personal property.

         1.9  "Buyer"  means  Gray  Communications   Systems,  Inc.,  a  Georgia
corporation.

         1.10 "Buyer Documents" means, collectively, this Agreement, the Bill of Sale, the Assumption Agreement, and any other agreements to be executed and delivered by Buyer or its permitted assignees hereunder or as otherwise contemplated herein.

         1.11 "Buyer's Knowledge" (or words of similar import) means the knowledge of Buyer after due inquiry of those persons listed as Buyer's representatives in Disclosure Schedule 1.11.

         1.12  "Cause"  shall  have the  meaning  ascribed  to it in  Disclosure
Schedule 7.4(b).

         1.13 "CERCLA" shall have the meaning ascribed to it in Section 3.15(d).

         1.14  "Claimant"  means a party  claiming  indemnification  pursuant to
Section 11.

         1.15 "Closing" means the consummation of the transactions contemplated in this Agreement in accordance with the provisions of Section 9.

         1.16 "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 9.

         1.17 "Code" means the Internal Revenue Code of 1986, as amended.

         1.18 "Common Stock" shall have the meaning ascribed to it in Section 1.74.

         1.19 "Communications Act" means the Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated pursuant thereto.

         1.20 "Consents" means those consents, permits, or approvals of third parties, including any Governmental Authority, which are necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated hereby.

         1.21 "Contracts" means all contracts, commitments, plans, agreements, leases, arrangements, undertakings, licenses, and other agreements (including, without limitation, leases for personal or real property and employment agreements), including any amendments or other modifications thereto, that relate to the Assets or the operation of the Station, to which Seller is a party, or by which it is bound, including, without limitation, those described in Disclosure Schedule 3.9, together with any additions thereto between the date hereof and the Closing Date.

         1.22  "Default"  shall  have  the  meaning  ascribed  to it in  Section
10.1(b).

         1.23 "Deposit" means the sum of One Million Nine Hundred Seventy Thousand Dollars ($1,970,000), the amount of the Letter of Credit delivered to Raycom prior to the execution of this Agreement as Buyer's good faith deposit and as security for Buyer's performance of its obligations hereunder.

         1.24 "Disclosure Schedules" means the Disclosure Schedules of even date herewith relating to this Agreement entitled "WITN-TV, Washington, North Carolina, Disclosure Schedules" delivered separately to Buyer and by this reference incorporated herein and made a part hereof.

         1.25 "Effective Time" means 12:01 a.m., Eastern Standard Time, on the Closing Date.

         1.26 "Encumbrances" means any mortgages, pledges, liens, claims, security interests, agreements, restrictions, defects in title, easements, or other encumbrances.

         1.27 "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ss. 9601 et seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 9601 et seq.; the Clean Water Act ("CWA"), 33 U.S.C. ss. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C. ss. 7401 et seq.; or any other applicable Federal, state, or local laws relating to the protection of the environment, including any plans, rules, regulations, orders, or ordinances adopted pursuant to the preceding laws or other similar laws, regulations, orders, or ordinances now or hereafter in effect relating to the generation, production, use, storage, treatment, transportation, or disposal of Hazardous Substances.

         1.28 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and applicable regulations promulgated pursuant thereto.

         1.29  "Event of  Default"  shall  have the  meaning  ascribed  to it in
Section 10.1(b).

         1.30 "Excluded Assets" shall have the meaning ascribed to it in Section 2.2.

         1.31 "FCC" means the Federal Communications Commission.

         1.32 "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses from Seller to Buyer as contemplated by this Agreement.

         1.33 "FCC Licenses" means those Licenses issued by the FCC to Seller in connection with the business and operations of the Station, including those listed in Disclosure Schedule 1.33, together with any additions or changes thereto, between the date hereof and the Closing Date.

         1.34 "Final Order" means an action of the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended and with respect to which no timely-filed petition for stay, reconsideration, or administrative or judicial appeal or sua sponte action of the FCC with comparable effect is pending and as to which the time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC has expired.

         1.35 "GAAP" means generally accepted accounting principles.

         1.36 "General Manager" means Michael Weeks, the general manager of the Station.

         1.37 "Good Reason" shall have the meaning  ascribed to it in Disclosure
Schedule 7.4(b).

         1.38 "Governmental  Approvals" shall have the meaning ascribed to it in
Section 3.8.

         1.39 "Governmental Authority" means any national, state, county, municipal, or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court, or other instrumentality thereof.

         1.40 "Hazardous  Substances"  shall have the meaning  ascribed to it in
Section 3.15(d).

         1.41 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.42 "Indemnitor" means a party from whom indemnification is claimed pursuant to Section 11.

         1.43 "Intangibles" means all of Seller's rights in and to the service marks, copyrights, franchises, software, licenses (other than the FCC Licenses), trademarks, trade names, call letters, jingles, slogans, logotypes, and other intellectual property owned, used, or held for use by Seller (including any and all common law rights, applications, registrations, extensions, and renewals relating thereto), and all goodwill associated therewith, including but not limited to the property listed or described in Disclosure Schedule 1.43, which includes a true and complete list of all trademarks (whether or not registered), patents and registered copyrights owned by Seller or used in the business of the Station.

         1.44 "Jarvis Lease" means that certain Lease Agreement, dated as of June 23, 1979, by and between Emma Lee Jarvis and Harry J. Jarvis, as lessors, and WITN-TV (formerly known as North Carolina Television, Inc.) and Roy H. Park Broadcasting, Inc, as successor in interest to East Carolina Tower, Inc., as co-lessees.

         1.45 "Leased Real  Property"  shall have the meaning  ascribed to it in
Section 3.7(a).

         1.46  "Leases"  shall  have  the  meaning  ascribed  to it  in  Section
3.7(a)(i).

         1.47 "Letter of Credit" means that certain Irrevocable Standby Letter of Credit No. S97/94569 established by KeyBank National Association on February 18, 1997, for the benefit of Raycom in the amount of One Million Nine Hundred Seventy Thousand Dollars ($1,970,000) and delivered to Raycom by Buyer prior to the execution of this Agreement as Buyer's good faith deposit and as security for Buyer's performance of its obligations hereunder. A copy of the Letter of Credit is attached hereto as Exhibit A.

         1.48 "Licenses" means all permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any Governmental Authority (including the FCC Licenses) in any jurisdiction, which have been issued or granted to or are owned or used by Seller for use in the business and operations of the Station, and all pending applications therefor, including those listed as Licenses in Disclosure Schedule 1.48.

         1.49 "Lien" means any mortgage, lease, deed of trust, lien, pledge, hypothecation, assignment, deposit arrangement, option, right of first refusal, indenture, license, security interest, encumbrance, right of way, easement, encroachment, or similar arrangement of any kind or nature.

         1.50 "Losses" means any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages (including diminution in value), liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any costs and expenses, including, without limitation to, interest, penalties and reasonable attorneys' fees and disbursements.

         1.51 "Material Adverse Effect" means, except as otherwise specifically provided herein, any event or condition which has a material adverse effect (financial or otherwise) on the Assets (other than the Excluded Assets), taken as a whole; without limiting the generality of the foregoing, any events or circumstances that would cause either (i) a diminution in the asset value of the Station in excess of $500,000 or (ii) a diminution in the cash flow of the Station in excess of $50,000 on an annualized basis shall be deemed to have a Material Adverse Effect.

         1.52 "Material Assumed Contracts" means those Assumed Contracts set forth in Disclosure Schedule 3.9 and identified with an asterisk (*), the receipt of Consents for which is a condition precedent to Buyer's obligation to close under this Agreement.

         1.53  "Material  Contracts"  shall have the  meaning  ascribed to it in
Section 3.9.

         1.54 "Material Equipment" means all the Personal Property that is owned or leased by Seller which is material to the business and operations of the Station, as listed in Disclosure Schedule 1.61.

         1.55 "Ordinary Course of Business" means, with respect to Seller, the ordinary course of business, consistent with past practices of Seller.

         1.56 "Other WITN Assets" means, without duplication, all other assets of Seller, including but not limited to inventory, used or held for use in the business and operations of the Station.

         1.57 "Owned  Real  Property"  shall have the meaning  ascribed to it in
Section 3.7(b).

         1.58 "Permits" shall have the meaning ascribed to it in Section 3.4.

         1.59 "Permitted Encumbrances" means (a) easements that do not materially adversely affect the full use and enjoyment of the Real Property for the purposes for which it is currently used or detract from the value of the Real Property in any material respect; (b) imperfections of title and non-consensual encumbrances, if any, which, in the aggregate, do not detract from the marketability or value of the properties subject thereto in any material respect and do not impair the operations of the owner thereof; (c) liens for taxes not yet due and payable; (d) liens of Seller's lenders, all of which shall be removed at the Closing; (e) the matters set forth on Disclosure
Schedule 3.7 and Disclosure Schedule 3.8; and (f) the matters set forth on the Surveys and the Title Commitments.

         1.60 "Permitted Liens" means: (a) Liens for taxes, assessments, or similar governmental charges or levies incurred in the Ordinary Course of Business that are not yet due and payable and (b) Liens set forth in Disclosure
Schedule 1.60 and identified as Permitted Liens.

         1.61 "Personal Property" means all of the furniture, fixtures, furnishings, machinery, computers, equipment (mobile or otherwise), inventory, supplies, antenna installations, towers, office materials, and other tangible property owned by or leased by or to Seller for use in the business and operations of the Station, including but not limited to the property listed or described in Disclosure Schedule 1.61.

         1.62 "Phase I Site Assessments" means (i) that certain Phase I Environmental Site Assessment dated April 10, 1997 for the WITN-TV Studio, 337 Highway 17 North, Washington, North Carolina, prepared by Law Engineering and Environmental Services, Inc. (Project 50139-6-1064-07-01; and (ii) that certain Phase I Environmental Site Assessment dated April 10, 1997 for the WITN-TV Tower, Highway 118 and River Road, Grifton, North Carolina, prepared by Law Engineering and Environmental Services, Inc. (Project 50139-6-1064-07-02, copies of which Phase I Site Assessments are attached hereto as Exhibit B.

         1.63 "Plan" means any plan, program, or arrangement that is an "employee benefit plan" as such term is defined in Section 3(3) of ERISA.

         1.64 "Prorations" shall have the meaning ascribed to it in Section 7.4(e).

         1.65 "Purchase Price" means the purchase price for the Assets specified in Section 2.3.

         1.66 "Raycom" means Raycom - U.S., Inc., a Delaware corporation.

         1.67 "RCRA" shall have the meaning ascribed to it in Section 3.15(d).

         1.68 "Real Property" means the interests in real property used or useful in the business and operations of the Station (including all realty, towers, fixtures, leaseholds, easements, licenses, rights to access, and rights of way, and all buildings and improvements thereon, including any undivided interest in any of the foregoing) and identified and described as Real Property in Disclosure Schedule 1.68. The Leased Real Property and the Owned Real Property are included in the Real Property. All Real Property in which Seller owns or holds less than the entire interest (fee or leasehold, as the case may be) is identified in Disclosure Schedule 1.68, together with a description of the interest owned or held by Seller and the identity of persons or entities owning or holding the balance of such Real Property.

         1.69 "Records" means all engineering, business, and other books, customer lists, papers, logs, files, and records pertaining to the Assets or the business and operations of the Station.

         1.70 "Seller" shall have the meaning ascribed to it in Section 2.7.

         1.71 "Seller Documents" means, collectively, this Agreement, the Bill of Sale, the deeds, the Assumption Agreement, and any other documents or agreements to be executed and delivered by WITN-TV or Raycom hereunder or as otherwise contemplated herein.

         1.72 "Seller's Knowledge" (or words of similar import) means collectively (i) any actual knowledge of those persons listed as Seller's representatives in Disclosure Schedule 1.72, (ii) the knowledge of Seller after due inquiry of the station manager and chief engineer of the Station, and (iii) with respect only to the period between the execution of the Stock Purchase Agreement and the Stock Purchase Closing, the knowledge of AFLAC after due inquiry of the executive officers of WITN-TV.

         1.73 "Station" means WITN-TV, the television station described in the first recital to this Agreement.

         1.74 "Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of August 30, 1996, by and between Raycom and AFLAC pursuant to the terms of which Raycom agreed to acquire all of the issued and outstanding shares of common stock, par value ten dollars ($10.00) per share (the "Common Stock"), of WITN-TV.

         1.75 "Stock Purchase Closing" means April 15, 1997.

         1.76 "Surveys" means the following instrument surveys made by F.V. Clinkscales, Jr., of Freeland-Clinkscales & Associates, Inc.: (i) Survey dated November 16, 1996, last revised April 22, 1997, regarding WITN-TV Tower Site, S.R. 1753 and N.C. 118, State of North Carolina, Pitt County, Grifton Township (drawing Nos. HNC 16174/Grifton2.DWG and HNC 16174/Grifton.DWG) and (ii) Survey dated November 16, 1996, regarding WITN-TV Studio, U.S. Highway 17 South, State of North Carolina, Beaufort County, Chocowinity

Township, copies of which Surveys are attached hereto as Exhibit C, which Surveys Seller shall cause to be recertified to Buyer prior to Closing.

         1.77 "Taxes" means all Federal, state and local taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security, and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character, or description imposed by any Governmental Authority, and any interest, penalties, or additions to tax imposed thereon or in connection therewith.

         1.78 "Third Party Claims" means, except for claims relating to Taxes or to Excluded Assets, all rights and claims of Seller whether mature, contingent, or otherwise, against third parties, whether in tort, contract, or otherwise including, without limitation, causes of action, unliquidated rights, and claims under or pursuant to all warranties, representations, and guarantees made by manufacturers, suppliers, or vendors.

         1.79 "Third Party  Materials"  shall have the meaning ascribed to it in
Section 12.1.

         1.80 "Title Commitments" means marked title insurance commitments Nos. NBU 26696 1878, NBU 26696 1879, and NBU 26696 1880 delivered by Chicago Title Insurance Company to WITN-TV on April 15, 1997, covering all of the Owned Real Property and the Jarvis Lease, copies of which Title Commitments are attached hereto as Exhibit D, which Title Commitments Seller shall cause to be reissued to Buyer at or before the Closing.

         1.81 "WITN Employee Benefit Plans" shall have the meaning ascribed to it in Section 3.12(a).

         1.82 "WITN Merger" has the meaning ascribed to it in the second recital to this Agreement.

         1.83 "WITN Merger Time" means the time of effectiveness of the WITN Merger.

         1.84 "WITN Securities" means all stock, partnership interests, joint venture interests, and other interests in any entity which owns or leases any broadcast tower, antenna, transmitter site, or other Assets of Seller used in the business and operations of the Station including, but not limited to, those listed in Disclosure Schedule 1.84.

         1.85 "WITN-TV" means WITN-TV, Inc., a North Carolina corporation.

SECTION 2. SALE AND PURCHASE OF ASSETS AND OTHER CONSIDERATION.

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, assign, transfer, convey, and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the tangible and intangible assets owned or held by Seller and used or useful in the business and operations of the Station, wherever located, other than the assets specified in Section 2.2, free and clear of any claims, liabilities, Liens, Encumbrances (except for Permitted Liens and Permitted Encumbrances, but specifically and expressly excluding from such Permitted Encumbrances any and all Liens of Seller's lenders), including, without limitation, the following (collectively, the "Assets"):

                     (a)       the Personal Property;

                     (b)       the Licenses;

                     (c)       the Real Property;

                     (d)       the Assumed Contracts;

                     (e)       the Intangibles;

                     (f)       the WITN Securities;

                     (g)       the Third Party Claims;

                     (h)       the Records; and

                     (i)       the Other WITN Assets.

         2.2 Excluded Assets. The Assets shall exclude the following assets (collectively, the "Excluded Assets"):

                     (a) Seller's cash on-hand and cash equivalents as of the Effective Time and all other cash and cash equivalents in any of Seller's bank accounts, prepaid expenses, any and all insurance policies, bonds, letters of credit, or other similar items, and any cash surrender value and insurance proceeds in regard thereto;

                     (b) all Accounts Receivable;

                     (c) all books and records that Seller is required by law to retain and books and records related solely to internal corporate matters;

                     (d) all claims, rights, and interest in and to any refunds for Federal, state, or local franchise, income, or other taxes or fees of any nature whatsoever for periods prior to the Effective Time, except to the extent that, notwithstanding Section 2.6(b), Buyer pays any Taxes with respect to any period prior to the Effective Time;

                     (e)  all  rights  and  claims  of  Seller,   including  any
affiliate thereof, against third parties relating to Taxes and to property or equipment repaired, replaced, or restored by Seller prior to the Closing;

                     (f) all Plans and Benefit Arrangements, including, without limitation, the assets thereof and any prepaid expenses related thereto;

                     (g) all records  and  documents  relating  to any  Excluded
Asset;

                     (h) all Contracts that have terminated or expired prior to the Closing as permitted by this Agreement; and

                     (i) the items  listed  as  Excluded  Assets  in  Disclosure
Schedule 2.2.

         2.3 Purchase Price. The purchase price to be paid by Buyer for the Assets shall be Thirty-Nine Million Four Hundred Thousand Dollars ($39,400,000), plus the assumption by Buyer of the Assumed Liabilities (as hereinafter defined) pursuant to Section 2.6. Prorations of expenses and revenues shall be made in accordance with Section 7.4.

         2.4 Allocation of Purchase Price. Within sixty (60) days following the Closing Date, Buyer and Seller shall determine the allocation of the Purchase Price in accordance with Treasury Regulation Section 1.1060-1T based upon the approximate relative fair market values of the Assets. If the parties are unable to agree on the allocation of the Purchase Price, then the allocation shall be as determined by a nationally recognized appraisal firm chosen by Buyer and reasonably acceptable to Seller (it being anticipated that the Purchase Price will be allocated in accordance with Treasury Regulation Section 1.1060-1T based upon the estimated relative fair market value of the Assets). Buyer and Seller shall each pay one-half (1/2) of all fees and expenses of such appraisal firm. Buyer and Seller will report the Federal income tax consequences of the sale and acquisition of the Assets under this Agreement in a manner consistent with the foregoing, and will file Form 8594 in the manner and at the times required by Treasury Regulation Section 1.1060-1T. Buyer shall prepare drafts of Form 8594 reflecting the respective Purchase Price allocations determined as provided above in accordance with Treasury Regulation Section 1.1060-1T for Buyer and Seller, such draft Form 8594 to be provided to Seller within One Hundred Eighty
(180) days following the Closing Date, but in no event later than the due date, including extensions, for Seller's Federal income tax return for the period including the Closing Date; Seller's consent to such drafts shall not be unreasonably withheld, conditioned, or delayed.

         2.5 Payment of Purchase Price. Payment of the Purchase Price for the Assets shall be made as follows:

                     (a) Letter of Credit and Deposit. At Closing, the Letter of Credit and all of Raycom's rights thereunder including, without limitation, Raycom's right to submit a draft drawn under the Letter of Credit to KeyBank
National Association in the amount of the Deposit, shall terminate and Raycom shall deliver to Buyer the agreement described in Section 9.2(g), together with the original Letter of Credit. Buyer shall forfeit the Deposit and the Deposit shall irrevocably become the property of Seller if (i) the transactions contemplated by this Agreement fail to close as the direct result of an Event of Default on the part of Buyer and (ii) all of the other conditions relating to the disposition of the Deposit by Seller set forth in Section 10.3 are satisfied.

                     (b) Cash. The Purchase Price shall be paid in cash at Closing, by wire transfer of immediately available Federal funds to the account or accounts that will be identified by Seller in writing at least two (2) business days prior to the Closing Date.

                     (c) Prorations. Prorations of expenses and revenues shall be made in accordance with Section 7.4.

         2.6 Assumption of Liabilities and Obligations.

                     (a) Assumption. Except as provided in Section 2.6(b), as of the Effective Time, Buyer shall assume and undertake to pay, discharge, and perform the following liabilities of Seller and, with respect to Section 2.6(a)(ii), of Raycom (the "Assumed Liabilities"): (i) insofar as they relate to the period and events occurring after the Effective Time, all the obligations and liabilities of Seller under the Assumed Contracts; (ii) all obligations and liabilities of Raycom arising from Raycom's agreement to employ and/or pay certain severance benefits to the General Manager commencing on the date of the Stock Purchase Closing, all as described in Section 7.4(b); and (iii) all obligations and liabilities arising out of events occurring after the Effective Time related to Buyer's ownership of the Assets or its operation of the Station after the Effective Time. Other than as specified in this Section 2.6(a), Buyer shall assume no obligations or liabilities of Seller.

                     (b) Limitation. Notwithstanding any provision of this Agreement to the contrary, Buyer shall not assume: (i) any obligations or liabilities under any Contract that is not an Assumed Contract; (ii) any obligations or liabilities under the Assumed Contracts relating to the time period prior to the Effective Time; (iii) any claims or pending litigation or proceedings relating to any action with respect to the operation of the Station prior to the Effective Time; (iv) any insurance policies of Seller; and (v) any Taxes with respect to periods prior to the Effective Time. All such obligations and liabilities shall remain and be the obligations and liabilities solely of Seller.

                     (c) No Release. Nothing contained in this Section 2.6 or in any instrument of assumption executed by Buyer at the Closing shall be deemed to release or relieve WITN-TV or Raycom from their respective representations, warranties, covenants and agreements contained in this Agreement, including, without limitation, the obligations of Seller to indemnify Buyer in accordance with the provisions of Section 11. Further, Seller shall pay, satisfy and perform all of the liabilities that are not Assumed Liabilities and no disclosures made or exceptions noted with respect to the representations, covenants and agreements of WITN-TV and Raycom contained in this Agreement shall affect Seller's obligation to pay, satisfy and perform all of the liabilities that are not Assumed Liabilities. Nothing contained in the preceding sentence shall require Seller to pay, perform, or discharge any of the liabilities that are not Assumed Liabilities so long as Seller shall in good faith contest or cause to be contested the amount or validity thereof, or shall in good faith assert any defense or offset thereto, and Buyer shall provide reasonable assistance to Seller in so contesting and defending such claims.

                     (d) Contest. Nothing contained in this Agreement shall require Buyer to pay, perform or discharge any of the Assumed Liabilities so long as Buyer shall in good faith contest or cause to be contested the amount or validity thereof or shall in good faith assert any defense or offset thereto, and Seller shall provide reasonable assistance to Buyer in so contesting and defending such claims. Nothing contained in the preceding sentence shall in any manner be deemed to release or relieve Buyer from any of its covenants and agreements set forth herein, including, without limitation, the obligation of Buyer to assume the Assumed Liabilities.

                     (e) No Third  Party  Beneficiaries.  Except as set forth in
Section 11, this Agreement is not intended to, and shall not, (i) benefit any person or entity other than WITN-TV, Raycom and Buyer or (ii) create any third party beneficiary right in any person or entity.

         2.7 Parties to the Agreement. Each of the parties hereto acknowledges and agrees that (a) WITN-TV and Raycom intend to consummate the WITN Merger prior to the Closing Date; and (b) from the date hereof until the WITN Merger Time, "Seller" shall mean WITN-TV, and from and after the WITN Merger Time, "Seller" shall mean Raycom as the surviving corporation pursuant to the WITN Merger.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing, and Authority. Raycom is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Each of Raycom and WITN-TV has the requisite corporate power and authority to execute and deliver this Agreement and the other Seller Documents and to perform its obligations hereunder and thereunder according to the terms hereof and thereof. WITN-TV is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of North Carolina. Seller has the requisite corporate power and authority to: (i) own, lease, and use the Assets as presently owned, leased, and used and (ii) conduct the business and operations of the Station as presently conducted. Neither the nature of the business nor the character of the properties owned, leased, or otherwise held by Seller for use in the business and operations of the Station makes any qualification necessary in any other state, country, territory, or jurisdiction. Seller has delivered to Buyer copies of (i) the organizational documents of WITN-TV and Raycom and (ii) the Bylaws of WITN-TV and Raycom, and each amendment to any of the foregoing documents, and such copies are complete and correct, and, except with respect to the WITN Merger, no amendments have been made thereto or have been authorized since the date of the last amendment thereto. Seller does not own any capital stock of or other equity interest in any corporation, partnership, limited liability company or other entity, except as set forth in Disclosure Schedule 3.1.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement and the other Seller Documents to which they are a party by WITN-TV and Raycom and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary actions of WITN-TV and Raycom and their stockholders and boards of directors (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery each other Seller Document to which they are party will constitute, valid and binding agreements and obligations of WITN-TV and Raycom, enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies. This Agreement has been duly executed and delivered by WITN-TV and Raycom.

         3.3 Absence of Conflicting Agreements and Required Consents. Subject to obtaining the Consents listed in Disclosure Schedule 3.3 including, without limitation, the FCC Consent, the execution, delivery, and performance of this Agreement and the other Seller Documents (with or without the giving of notice, the lapse of time, or both): (i) does not and will not require the consent, approval, authorization or permission of, or filing with, any third party; (ii) does not and will not conflict with any provision of the organizational documents or By-Laws of WITN-TV or Raycom; (iii) does not and will not, with respect to WITN-TV or Raycom, conflict with, result in a breach of, or constitute a default (or an event which with notice, lapse of time, or both would become a default) under, any applicable law, judgment, order, ordinance, decree, rule, regulation, or ruling of any court or Governmental Authority; (iv) does not and will not, with respect to WITN-TV or Raycom, conflict with, constitute grounds for termination of, result in a breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or accelerate or permit the acceleration of, any performance required by the terms of any financing, debt, or equity agreement or any other agreement, instrument, license, or permit to which WITN-TV or Raycom is a party or by which WITN-TV or Raycom may be bound or to which any of the Assets or the Station is subject or affected; and (v) does not and will not create any claim, liability, Lien, charge, or encumbrance upon any of the Assets, other than: (a) Consents, the failure of which to obtain or hold will not materially interfere with the ability of Buyer to conduct the business and operations of the Station as currently conducted; or (b) any such conflicts, violations, defaults, rights, or Liens that, individually or in the aggregate, will not: (i) materially interfere with the ability of Buyer to conduct the business and operations of the Station as currently conducted; (ii) impair the ability of Seller to transfer the Assets to Buyer in accordance with the terms of this Agreement; or (iii) prevent or hinder the consummation of the transactions contemplated by this Agreement.

         3.4  Governmental  Authorizations.  Except as set  forth in  Disclosure
Schedule  3.4,  Seller  has in effect  all the  Licenses  listed  in  Disclosure
Schedule 1.48 and all other Federal, state, and local governmental approvals, authorizations, consents, certificates, filings, franchises, exemptions, licenses, notices, permits, and rights ("Permits") (none of which has been rescinded and all of which are in full force and effect) necessary for Seller to own, lease, or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the absence of Permits and for defaults under Permits which absence or defaults, individually or in the aggregate, do not and will not materially interfere with the ability of Seller to conduct the business and operations of the Station as presently conducted. Disclosure Schedule 1.33 describes the FCC Licenses held by Seller and specifically identifies the licenses as such. The FCC Licenses constitute all of the licenses, permits, and authorizations from the FCC that are necessary or required for and/or used in the business and operations of the Station. The FCC Licenses are valid and in full force and effect through the dates set forth on Disclosure Schedule 1.33, unimpaired by any condition that could have a Material Adverse Effect. Except as set forth on Disclosure Schedule 1.33, no application, action, or proceeding is pending for the renewal or modification of any of the FCC Licenses, and, except for actions or proceedings affecting television broadcast stations generally and the proceedings set forth in Disclosure Schedule 3.4 hereto, no application, complaint, action, or proceeding is pending or, to the best of Seller's Knowledge, threatened that may result in (i) the denial of an application for renewal, (ii) the revocation, modification, non-renewal or suspension of any of the FCC Licenses, (iii) the issuance of a cease-and-desist order, or (iv) the imposition of any administrative or judicial sanction with respect to the Station. The Station, its physical facilities, electrical and mechanical systems, and transmitting and studio equipment are being operated in compliance in all material respects with the specifications of the applicable FCC Licenses and with all requirements of the Communications Act. Seller has complied in all material respects with all requirements of the FCC and the Federal Aviation Administration with respect to the construction and/or alteration of Seller's antenna structures, and "no hazard" determinations for each antenna structure have been obtained. Seller and the Station are in compliance in all material respects with the Communications Act. Seller knows of no facts, conditions, or events relating to Seller or the Station that might cause the FCC to have a legally valid basis to deny the assignment of the FCC Licenses as provided for in this Agreement or not to renew any of the FCC Licenses in the ordinary course.

         3.5 Financial Statements. Set forth in Disclosure Schedule 3.5 are copies of the (i) unaudited balance sheets of Seller as of March 31, 1997, December 31, 1996, December 31, 1995, and December 31, 1994, (ii) unaudited statements of income for the three (3) month period ending March 31, 1997 and as of the end of the fiscal years ending December 31, 1994, 1995 and 1996, and
(iii) audited financial statements for the Station for the fiscal year ended December 31, 1996. All of the financial statements referred to in this Section or furnished to Buyer after the date hereof pursuant to Section 5.1(m): (i) are or will be, as the case may be, in accordance with the books and records of Seller; (ii) present fairly and accurately in all material respects the financial condition of Seller as of the respective dates and the results of operations for the respective periods indicated; (iii) have been prepared in accordance with GAAP, consistently applied in all material respects (except that unaudited financial statements do not contain footnotes and year-end adjustments required under GAAP); and (iv) do not reflect any material activity other than (x) the business and operations of the Station and
(y) the reclassification of a receivable of AFLAC from an intercompany loan to a dividend. Since December 31, 1996, there have been no changes in accounting principles (for financial accounting purposes) at any time made, agreed to, requested or required with respect to Seller except as may be required under GAAP.

         3.6 Absence of Certain Changes or Events. Except as set forth and described in Disclosure Schedule 3.6, since December 31, 1996, there has been no change in the business, operations, or condition (financial or otherwise) of the Station, the Assets (other than Excluded Assets), or liabilities of Seller which would have a Material Adverse Effect. Except as set forth and described in Disclosure Schedule 3.6, since December 31, 1996, Seller has conducted its business diligently and substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and Seller has not prior to the date hereof (a) incurred an uninsured loss of, or significant injury to, any of the Assets (other than Excluded Assets) as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty in excess of Fifty Thousand Dollars ($50,000) in the aggregate, which loss or injury has not been replaced or repaired; (b) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except liabilities incurred in the Ordinary Course of Business; (c) discharged or satisfied any Encumbrance or paid any obligation or liability (absolute or contingent, matured or unmatured, known or unknown) other than liabilities shown in the balance sheets furnished pursuant to Section 3.5, liabilities incurred since December 31, 1996 in the Ordinary Course of Business and repayment of indebtedness from the proceeds of the transactions contemplated by this Agreement; (d) mortgaged, pledged, or subjected to any Encumbrance any of its Assets (other than the Excluded Assets) other than in the Ordinary Course of Business; (e) sold, exchanged, transferred, or otherwise disposed of any of its Assets or canceled any debts or claims other than in the Ordinary Course of Business; (f) written down the value of any Assets except write-downs in the Ordinary Course of Business, none of which, individually or in the aggregate, constitutes a Material Adverse Effect; (g) entered into any transaction other than in the Ordinary Course of Business; (h) made capital expenditures, or entered into commitments therefor, materially in excess of budgeted capital expenditures; (i) made any material change in any method of accounting or accounting practice except as may be required under GAAP; or (j) made any agreement to do any of the foregoing.

         3.7 Title to Property.to Property

                     (a) Leased Real Property. All of the Real Property that is occupied by Seller as tenant or lessee pursuant to a lease, license, permit, or other similar arrangement is specifically identified as such on Disclosure
Schedule 1.68 (collectively referred to herein as the "Leased Real Property").

                               (i) Leases. All of the leases of any of the Leased Real Property (collectively, the "Leases") are as set forth on Disclosure Schedule 1.68. The copies of the Leases set forth in Disclosure Schedule 1.68 are complete, accurate, true, and correct copies of each of the Leases. The information with respect to each of the Leases set forth in Disclosure Schedule 1.68 is complete, accurate, true, and correct in all material respects. With respect to each of the Leases, except as set forth on Disclosure
                     Schedule 3.7:

                                         (1) each of the Leases is in full force
                     and effect on the terms set forth therein and has not been modified, amended, or altered, in writing or otherwise;

                                         (2) all  obligations of the landlord or
                     lessor under the Leases which have accrued have been performed and, to the best of the Knowledge of Seller, no landlord or lessor is in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by the landlord or lessor under any Lease except such as will not materially detract from the marketability or value of the Leased Real Property in any material respect and do not impair the operations of the lessee thereof in any material respect;

                                         (3) all  obligations  of the  tenant or
                     lessee under the Leases which have accrued have been performed, and Seller is not in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by Seller except such as will not materially detract from the marketability or value of the Leased Real Property in any material respect and will not impair the operations of the lessee thereof in any material respect; and

                                         (4)  there  are  no   consents  of  any
                     landlord or lessor required with respect to the Leased Real Property as a result of the transactions contemplated hereby.

                               (ii) Title and  Description.  Seller  holds valid
                     and enforceable leasehold interests in the Leased Real Property pursuant to the Leases, subject only to the right of reversion of the landlord or lessor under the Leases.

                               (iii) Physical Condition.  Except as set forth on
                     Disclosure Schedule 3.7, to Seller's Knowledge, there is no defect in the physical condition of any improvements located on or constituting a part of the Leased Real Property, including, without limitation, the structural elements thereof, the mechanical systems (including, without limitation, all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, telephone, television, utility, and sprinkler systems) therein, the roofs or the parking and loading areas, except as will not materially detract from the marketability or value of the Leased Real Property in any material respect and will not impair the operations of the lessee thereof in any material respect. To Seller's Knowledge, the soil condition of the Leased Real Property is such that it will support all of the improvements thereon for the foreseeable life of the improvements, without the need for unusual or new subsurface excavations, fill, footings, caissons, or other installations.

                               (iv) Utilities.  To the Knowledge of Seller,  all
                     water, sewer, gas, electric, telephone, drainage, and other utility equipment, facilities, and services required by law or necessary for the operation of the Leased Real Property as it is now improved and operated are installed and connected pursuant to valid permits, are sufficient to service the Leased Real Property and are in good operating condition except in such case as will not materially detract from the marketability or value of the Leased Real Property in any material respect and will not impair the operations of the lessee thereof.

                               (v) Real Property  Taxes.  Except as set forth on
                     Disclosure Schedule 3.7, Seller has not received any notice of any pending or threatened reassessment of all or any portion of any of the Leased Real Property.

                               (vi) Material  Leased Real  Property.  The Jarvis
                     Lease is the only leasehold interest held by Seller that is material to the business and operations of the Station.

                     (b) Owned Real Property.  All of the Real Property owned by
Seller  is  specifically   identified  as  such  on  Disclosure   Schedule  1.68
(collectively referred to herein as the "Owned Real Property").

                               (i) Title and Description. Seller has good, record, and marketable fee simple title to the Owned Real Property, in all cases free and clear of all mortgages, deeds of trust, ground leases, security interests or similar encumbrances, liens, assessments, leases and tenancies, licenses, claims, rights of first refusal, options, covenants, conditions, restrictions, rights of way, easements, judgment or other encumbrances or matters affecting title, and free of encroachments onto or off of the Owned Real Property, except in all cases for Permitted Encumbrances. The descriptive information concerning the Owned Real Property set forth on Disclosure Schedule 1.68 is complete, accurate, true, and correct in all material respects.

                               (ii) Physical  Condition.  Except as set forth on
                     Disclosure Schedule 3.7, to Seller's Knowledge, there is no defect in the physical condition of any improvements located on or constituting a part of the Owned Real Property, including, without limitation, the structural elements thereof, the mechanical systems (including, without limitation, all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, telephone, television, utility, and sprinkler systems) therein, the roofs, or the parking and loading areas except such as will not materially detract from the marketability or value of the Owned Real Property in any material respect and will not impair the operations of the owner thereof in any material respect. To the best of Seller's Knowledge, the soil condition of the Owned Real Property is such that it will support all of the improvements thereon for the foreseeable life of the improvements, without the need for new or unusual subsurface excavations, fill, footings, caissons, or other installations.

                               (iii)   Utilities.   To  the  best  of   Seller's
                     Knowledge, all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the Owned Real Property as it is now improved and operated are installed and connected pursuant to valid permits, are sufficient to service the Owned Real Property and are in good operating condition except in each case as will not materially detract from the marketability or value of the Owned Real Property in any material respect and do not impair the operations of the owner thereof in any material respect.

                               (iv) Compliance with Law:  Government  Approvals.
                     Neither WITN-TV nor Raycom has received any notice from any municipal, state, federal or other governmental authority of any violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit or authorization issued in respect of any of the Owned Real Property that has not been heretofore corrected, and to Seller's Knowledge no such violation or violations now exist which would detract from the marketability or value of the Owned Real Property in any material respect or which would impair the operations of the owner thereof in any material respect. To Seller's Knowledge, improvements located on or constituting a part of the Owned Real Property and the construction, installation, use and operation thereof (including, without limitation, the construction, installation, use and operation of any signs located thereon) are in substantial compliance, in all material respects, with all applicable municipal, state, federal or other governmental laws, ordinances, codes, regulations, licenses, permits and authorizations, including, without limitation, applicable zoning, building, fire, water, use or health laws, ordinances, codes regulations, licenses, permits and authorizations, and there are presently in effect all certificates of occupancy, licenses, permits and authorizations required by law, ordinance, code or regulation or by any governmental or private authority having jurisdiction over the ownership or operation of Seller's business or any of the Assets, including the Station and the Owned Real Property or any portion thereof, or the occupancy thereof or any present use thereof, exclusive of the FCC Consents (hereafter, collectively, "Governmental Approvals") except such non-compliance as will not detract from the marketability or value of the Owned Real Property in any material respect and will not impair the operations of the owner thereof in any material respect. All Governmental Approvals required by law, ordinance, code, regulation or otherwise to be held by the owner of any of the Owned Real Property shall be transferred to Buyer at Closing, if and to the extent transferable. The rights of Seller in the Owned Real Property include all rights to the use of any off-site facilities necessary to ensure compliance in all material respects with all such laws, ordinances, codes and regulations. There is legally enforceable pedestrian and vehicular access to the Owned Real Property.

                               (v) Real Property  Taxes.  Except as set forth in
                     Disclosure Schedule 3.7, neither WITN-TV nor Raycom has received any notice of any pending or threatened reassessment of all or any portion of any of the Owned Real Property.

                     (c) Personal Property. Disclosure Schedule 1.61 specifically identifies as such and contains a complete description of all of Seller's Material Equipment. Except as specifically disclosed in Disclosure
Schedule 3.7, Seller has good and marketable title to all of the Material Equipment. None of the Material Equipment is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance, or other charge, except as specifically disclosed in Disclosure Schedule 3.7. The Material Equipment is sufficient for Buyer to continue the business and operations of the Station, in all material respects, in accordance with applicable law, as conducted by Seller. Except as otherwise specified in
Disclosure Schedule 3.7, all Material Equipment of Seller is, in all material respects, in good repair and working order and has been well-maintained, in compliance with good engineering and business practices and is otherwise sufficient to permit the Station to operate in accordance with the FCC Licenses, the underlying construction permits of the Station, and the rules and regulations of the FCC.

                     (d) Title to  Assets.  Except  as set  forth in  Disclosure
Schedule 3.7, Seller has good and marketable title to all of the Assets, free and clear of all Liens and Encumbrances other than Permitted Encumbrances.

         3.8 Encroachments and Compliance with Laws. Except for those matters set forth on the Title Commitments and the Surveys: (i) there are no encroachments upon any Real Property; (ii) none of the buildings, structures, or improvements (including, without limitation, any ground radials, guy wires, or guy anchors) constructed on the Real Property encroach on any adjoining real estate; and (iii) there is legally enforceable pedestrian and vehicular access to the Real Property. Except as set forth in Disclosure Schedule 3.8, Seller has not received any notice from any Governmental Authority of any violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit, or authorization issued in respect of any of the Real Property that has not been heretofore corrected, and, to Seller's Knowledge, no such violation or violations now exist which would materially detract from the marketability or value of the Real Property in any material respect or which would impair the operations thereon in any material respect. To Seller's Knowledge, except as set forth in Disclosure Schedule 3.8, all improvements located on or constituting a part of the Real Property and the construction, installation, use, and operation thereof (including, without limitation, the construction, installation, use, and operation of any signs located thereon) are in substantial compliance, in all material respects, with all applicable Federal, state, municipal, or other governmental laws, ordinances, codes, regulations, licenses, permits, and authorizations, including, without limitation, applicable zoning, building, fire, water, use, or health laws, ordinances, codes, regulations, licenses, permits, and authorizations, and there are presently in effect all certificates of occupancy, licenses, permits, and authorizations required by law, ordinance, code, or regulation or by any person or Governmental Authority having jurisdiction over the ownership or operation of the Station or any of the Assets, or the occupancy thereof or any present use thereof, exclusive of the FCC Consents (collectively, "Governmental Approvals"), except such non-compliance as will not materially detract from the marketability or value of the Real Property in any material respect and does not impair the business and operations of the Station in any material respect. All Governmental Approvals required by law, ordinance, code, regulation, or otherwise to be held by the owner or lessee of any of the Real Property shall be transferred to Buyer at Closing, if and to the extent transferable. Except as set forth in Disclosure Schedule 3.8, the rights of Seller in the Real Property include all rights to the use of any off-site facilities necessary to ensure compliance in all material respects with all such laws, ordinances, codes, and regulations. There are no pending, or, to Seller's Knowledge, threatened, condemnation or eminent domain proceedings that may affect the Real Property.

         3.9 Contracts. The Contracts listed in Disclosure Schedule 3.9 constitute all of the Contracts material to the business and operations of the Station (the "Material Contracts") including, without limitation, all trade and barter agreements and similar agreements for the sale of advertising time valued at more than Ten Thousand Dollars ($10,000), but specifically excluding contracts with advertisers for the sale of advertising time on the Station at the Station's prevailing rates which are not prepaid and which may be canceled by the Station without penalty on not more than thirty (30) business days' notice. Except as set forth in Disclosure Schedule 3.9, all of the Material Contracts are in full force and effect and are legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their terms. There are no Contracts which are not set forth on Disclosure Schedule 3.9 that contain commercially unreasonable terms and which represent material liabilities of Seller or are material to the business and operations of Seller or the Assets. Seller and, to Seller's Knowledge, the other parties thereto, have complied with all of the material provisions of the Material Contracts and are not in default thereunder in any material respect, and there has not occurred any event which (whether with or without notice or lapse of time) would constitute such a default. To Seller's Knowledge, there has not been any threatened cancellation of any Material Contract or any outstanding dispute thereunder. Subject to obtaining the Consents listed in Disclosure Schedule 3.3, including, without limitation, the FCC Consent and the Consents for the Material Assumed Contracts, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and the assignment of the Assumed Contracts to Buyer will not affect the validity, enforceability, or continuation of any of the Assumed Contracts.

         3.10 Consents. Except for (i) compliance with the HSR Act provided for in Section 7.2, (ii) the FCC Consent provided for in Section 7.1, and (iii) the Consents listed in Disclosure Schedule 3.3 (including, without limitation, the Consents for all of the Material Assumed Contracts), no consent, approval, permit, or authorization of, or declaration to, or filing with any Governmental Authority or any other third party is required: (a) to consummate this Agreement and the transactions contemplated hereby; (b) to permit Seller to assign or transfer the Assets to Buyer; or (c) to enable Buyer to conduct the business and operations of the Station in essentially the same manner as it is presently conducted.

         3.11 Intangibles. Except as set forth in Disclosure Schedule 1.43, Seller pays no royalty to anyone for use of the Intangibles and has the right to bring action for the infringement thereof to the extent permitted by the Contracts relating thereto and applicable law. To Seller's Knowledge, Seller has not infringed upon or otherwise acted adversely to, and there are no conflicts with, any of the Intangibles and there is no claim or action pending with respect thereto. Except as set forth in Disclosure Schedule 1.43, to Seller's Knowledge, Seller has not taken any action that would permit any party other than Seller to use any of the Intangibles. To Seller's Knowledge, there is not now and has never been any infringement, dilution, or misappropriation of any of the Intangibles. Seller has the right pursuant to the rules and regulations of the FCC to the use of the various call letters that relate to Seller and are specifically identified as such on Disclosure Schedule 1.43.

         3.12 Personnel.

                     (a) Employees and Compensation. Disclosure Schedule 3.12(a) contains: (i) a true and complete list of all persons employed by Seller at the Station as of the date of this Agreement, each person's title, and a description of his or her compensation and (ii) a description of all Plans or Benefit Arrangements in which any of the current, former, or retired employees of Seller employed in the business and operations of the Station participate. Disclosure Schedule 3.12(a) specifically identifies as such and describes all Plans and Benefit Arrangements of Seller in which any current, former, or retired employee of Seller employed in the business and operations of the Station participates (collectively, the "WITN Employee Benefit Plans"). There are no unpaid fees, penalties, interest, assessments, or contributions due from Seller with respect to the WITN Employee Benefit Plans that are a Lien on any Asset (other than an Excluded Asset).

                     (b) Agreements. Except as set forth in Disclosure Schedule 3.12(b), Seller is not a party to any contracts of employment with any employee of the Station other than contracts terminable at will or on less than thirty
(30) days notice.

                     (c) Liabilities. Except as otherwise specifically set forth in this Agreement, Buyer will have no obligation or liability (including, without limitation, any obligations or liabilities resulting from any member of a group of trades or businesses aggregated with Seller under Section 414 of the
Code) due to or because of any Plan or Benefit Arrangement, past service liability, vested benefits, retirement plan insolvencies, or other obligation under Federal, state, or local law (including, without limitation, ERISA and the Immigration Control Act of 1986, as amended) resulting from the purchase of the Assets or from former employees of Seller becoming employees of Buyer.

                     (d) Labor  Activities.  Except  as set forth in  Disclosure
Schedule 3.12(d), there are no strikes, work stoppages, unfair labor practice charges, grievance proceedings, or union organization effort, picketing or work slowdowns pending or, to the Knowledge of Seller, threatened between Seller and
(i) its current or former employees or agents or (ii) any union or collective bargaining unit representing such employees. Seller is in compliance in all material respects with all applicable laws and regulations relating to employment including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, forms I-9 and related work authorization, equal employment opportunities, unemployment compensation, and workers' compensation. Except as set forth in Disclosure Schedule 3.12(d), there are no collective bargaining agreements to which Seller is a party or by which it is bound that affect any of the persons employed by Seller at the Station, employment agreements between Seller and persons employed by Seller at the Station not terminable at will, or professional service contracts not terminable at will, to which Seller is a party or by which Seller, the Station or the Assets are bound, other than Contracts that require payments, individually, of less than Ten Thousand Dollars ($10,000) and in the aggregate of less than One Hundred Thousand Dollars ($100,000). The consummation of the transactions contemplated hereby will not cause Buyer to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any person or entity. Except as set forth in Disclosure Schedule 3.12(d) hereto, no employee of Seller other than the General Manager has any contractual right to continued employment by Seller following consummation of the transactions contemplated by this Agreement.

         3.13 Absence of Litigation. Except as set forth and described in Disclosure Schedule 3.13 there is no action, suit, investigation, audit, claim, arbitration, charge or complaint with any Governmental Authority or litigation pending or, to Seller's Knowledge, threatened against, affecting, or involving Seller, the Assets, the Station, or the business and operations of the Station, or the transactions contemplated by this Agreement, or any other Seller Document, at law or in equity, or before or by any court, arbitrator, or Governmental Authority, that is reasonably likely to result in a Material Adverse Effect. Neither Seller nor the Station is operating under or subject to an order, award, judgment, writ, decree, determination, or injunction of any court, arbitrator, or Governmental Authority which would affect any of the transactions contemplated by this Agreement, or that is reasonably likely to result in a Material Adverse Effect.

         3.14 Compliance with Laws. Except as set forth in Disclosure Schedule 3.14, Seller has complied and is in compliance in all material respects with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees, or orders of any Governmental Authority applicable to Seller's operation of the Station and the ownership, leasing, or operation (as applicable) of the Assets. All reports, statements and other documents relating to the Station currently required to be filed by Seller with the FCC or, to Seller's Knowledge, any other Governmental Authority in connection with, or as a result of, Seller's operation of the Station or ownership of the Assets have been filed and complied with and were true, correct and complete in all material respects when filed. All such reports, statements and other documents shall continue to be filed on a current basis until the Closing Date, and will be true, correct, and complete in all material respects.

         3.15 Environmental. Except as disclosed in Disclosure Schedule 3.15 or the Phase I Site Assessments:

                     (a) To Seller's Knowledge, there are no substances or conditions in, on, under, or emanating from the Real Property, including, without limitation, surface waters and subsurface waters thereof, that could support a claim or cause of action under any and all currently applicable Federal, state, or local environmental statutes, ordinances, regulations, or guidelines.

                     (b) To Seller's Knowledge, the Real Property, the improvements thereon, and the use and operations thereof are in compliance with all currently applicable and effective requirements relating to health, safety, and protection of the environment, and are in compliance with all permits required thereby, except to the extent any such noncompliance would not have a material and adverse effect on Seller, the Station, or the Assets.

                     (c) To Seller's Knowledge, there has been no spillage or leaks on the Real Property associated with the filling, draining, or use of any underground storage tanks which requires clean-up or remediation under currently applicable and effective law.

                     (d) To Seller's Knowledge, neither Seller nor any other person has generated, treated, stored or disposed of, nor, in any manner, arranged for disposal or treatment of, any Hazardous Waste (as defined in the Resource Conservation and Recovery Act 42 U.S.C. Subsection 6901 et seq. "RCRA") on the Real Property, and to Seller's Knowledge, there is no Hazardous Substance (as hereinafter defined) present on, in, or under the Real Property above any applicable threshold level which now requires clean-up or remediation under
Section 121 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Subsection 9621 ("CERCLA") and/or other applicable Federal, state, or local law, regulation, ordinance, or requirement, as in effect on the date hereof. "Hazardous Substances" for purposes of this Agreement shall mean: (i) hazardous substances or hazardous wastes, as those terms are defined by CERCLA, and/or any other applicable Federal, state, or local law, regulation, ordinance, or requirement, in effect on the date hereof; (ii) petroleum, including but not limited to crude oil or any fraction thereof; (iii) asbestos in any form or condition; and (iv) any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. subsection 2011 et seq. of CERCLA, as in effect on the date hereof.

                     (e) To  Seller's  Knowledge,  neither  Seller nor any other person has been subject to, nor received any notice of, any private, administrative, or judicial complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, information request, or any other action relating to the presence or alleged presence of Hazardous Substances in, under, upon, or emanating from the Real Property; and there are no pending or, to Seller's Knowledge, threatened, actions, suits, claims, legal proceedings, or other proceedings from any Governmental Authority or any other person or entity arising out of or attributable to (i) the presence at any part of the Real Property of Hazardous Substances; (ii) the release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly-owned treatment works) of any Hazardous Substances; (iii) the off-site disposal of Hazardous Substances originating on or from the Real Property, the business of Seller, or the Assets; (iv) any facility operations or procedures of Seller relating to the business and operations of the Station or the Assets which do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Real Property or otherwise arising from any of Seller's activities on the Real Property involving Hazardous Substances.

                     (f) To Seller's Knowledge, there are no conditions on properties adjacent to the Real Property which would reasonably be expected to prevent continued compliance of the Real Property with any Federal, state, or local law, regulation, ordinance, or requirement presently in effect relating to protection of the environment.

                     (g) To Seller's Knowledge, Seller does not own, lease, possess, or control and to Seller's Knowledge there are no third parties that control, at the Real Property any polychlorinated biphenyls (PCB) or PCB-contaminated fluids or equipment, or any material or substance containing asbestos.

                     (h) To Seller's Knowledge, Seller has been duly issued, and currently has and will maintain through the Closing Date, all permits, licenses, certificates, and approvals required under any Environmental Law in connection with the business and operations of the Station and the Assets. A true and complete list of all such permits, license, certificates, and approvals, all of which are valid and in full force and effect, is set out in Disclosure Schedule 1.48.

                     (i) Other than in compliance with the Communications Act and the Occupational Safety and Health Act, the operation of the Station does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 300 kHz to 100 gHz" (ANSI C95.1-1982), issued by the American National Standards Institute. Renewal of the FCC Licenses would not constitute a "major action" within the meaning of Section 1.1301, et seq., of the FCC's rules.

         3.16 Taxes. Seller has, or by the Closing Date will have, paid and discharged all Taxes, assessments, excises, and other levies relating to the Assets or the business and operations of the Station, excepting such Taxes, assessments, and other levies as will not be due until after the Closing Date and that are to be prorated between Buyer and Seller hereunder. Except as set forth in Disclosure Schedule 3.16, there is no action, suit, proceeding, audit, investigation, or claim pending or, to Seller's Knowledge, threatened in respect of any Taxes for which Seller is liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to Seller's Knowledge, threatened.

         3.17 Insurance. Disclosure Schedule 3.17 contains a list of all policies of title, property, fire, casualty, liability, life, workers' compensation, libel, and slander, and other forms of insurance of any kind relating to the Assets (other than the Excluded Assets) or the business and operations of the Station as of the date hereof and owned or held by Seller as of the date hereof. All such policies are in full force and effect.

         3.18 Full Disclosure. No representation or warranty made by Seller contained in this Agreement, any of the other Seller Documents nor any certificate, document, or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit any material fact required to make any statement contained herein or therein not misleading. Except for facts affecting the television industry generally, there is no fact known to Seller which can reasonably be expected to have a Material Adverse Effect.

         3.19 Public Inspection Files. To Seller's Knowledge, the public inspection files for the Station are in substantial compliance with the regulations of the FCC relating thereto.

         3.20 No Insolvency. No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties are, or within three (3) years prior to the date hereof, have been pending or, to Seller's Knowledge, threatened, and, within three (3) years prior to the date hereof, Seller has not made an assignment for the benefit of creditors, nor taken any action with a view to the institution of any such insolvency proceedings.

         3.21 AFLAC Representations. To the Knowledge of Seller, all of the representations and warranties of AFLAC contained in the Stock Purchase Agreement are true, correct and complete as of the date hereof.


SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing, and Authority. Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Georgia. Buyer will be duly qualified to conduct its business in the State of North Carolina on or prior to the Closing Date. Buyer has the requisite corporate power and authority to: (i) own, lease, and use the Assets; (ii) conduct the business and operations of the Station; and (iii) execute, deliver, and perform this Agreement and the other Buyer Documents.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement and the other Buyer Documents to which it is a party by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and upon execution and delivery each other Buyer Document will constitute, a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as the enforceability hereof or thereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies. This Agreement has been duly executed and delivered by Buyer.

         4.3 Absence of Conflicting Agreements and Required Consents. The execution, delivery, and performance of this Agreement and the other Buyer Documents by Buyer (with or without the giving of notice, the lapse of time, or both): (i) does not and will not require the consent of any third party; (ii) does not and will not conflict with the organizational documents or By-Laws of Buyer, except for the filings referred to in Sections 7.1 and 7.2; (iii) does not and will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or Governmental Authority; and (iv) does not and will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Buyer is a party or by which Buyer may be bound, such that Buyer could not acquire or operate the Assets in accordance with the provisions of this Agreement.

         4.4 Claims and Legal Actions. There is no action, suit, proceeding, or investigation pending or, to Buyer's Knowledge, threatened that, if decided against Buyer, would materially and adversely affect Buyer's ability to perform its obligations under this Agreement or the transactions contemplated thereby.

         4.5 Qualification. Buyer is qualified legally, financially, and otherwise to become the assignee of the Licenses, including the FCC Licenses, under the Communications Act and the rules, regulations, and policies of the FCC as in effect on the date of this Agreement. Except as set forth on Disclosure
Schedule 4.5, to Buyer's Knowledge, there are no facts that could prevent, hinder, discourage, or delay the FCC from issuing the FCC Consent.

         4.6 Full Disclosure. No representation or warranty made by Buyer contained in this Agreement, any of the other Seller Documents nor any certificate, document, or other instrument furnished or to be furnished by Buyer pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit any material fact required to make any statement contained herein or therein not misleading.


SECTION 5. COVENANTS OF SELLER.

         5.1 Pre-Closing Covenants. Seller covenants and agrees that, between the date hereof and the Closing Date, Seller shall conduct the business and operations of the Station diligently in the ordinary course, and, except as contemplated by this Agreement or with the prior written consent of Buyer, Seller will act in accordance with the following:

                     (a) Contracts. Seller will not enter into any Contract or commitment except in the Ordinary Course of Business, or renew, extend, amend, alter, modify, replace, or otherwise change any Contract, except (i) in the Ordinary Course of Business or (ii) as otherwise permitted by this Agreement. Seller will follow its usual and customary policies with respect to extending credit for sales of time on the Station and with respect to collecting accounts receivable arising from such extension of credit. Seller will not do or omit to do any act (or permit such action or omission) that will cause a material breach of any Contract to which Seller is a party or by which Seller is bound. Seller will pay or otherwise satisfy all obligations (cash and barter) of the Station as they come due and payable, maintain all Assets in customary repair, order, and condition, and maintain its books of account, records, and files in substantially the same manner as heretofore maintained.

                     (b) Encumbrances. Seller will not create, assume, or permit to exist any mortgage, pledge, Lien, or other charge or Encumbrance affecting any of the Assets, except for those Encumbrances in existence on the date of this Agreement and except for mechanics liens, liens for current taxes which are not yet due and payable, and other similar liens, which will either be discharged on or before the Closing or be included in the adjustments and prorations to be paid by Seller pursuant to Section 7.4. On or before the Closing, all Liens of Seller's lenders, including, without limitation, all Liens of Seller's lenders constituting Permitted Encumbrances, shall be discharged and removed.

                     (c) Dispositions. Except as specifically contemplated by this Agreement, Seller will not sell, assign, lease, or otherwise transfer or dispose of any of the Assets and will not merge or consolidate with or into any other entity or enter into any agreement relating thereto; provided, however, that Seller may sell, assign, lease, or otherwise transfer or dispose of any Asset in the Ordinary Course of Business provided that either (i) it is replaced or (ii) the sale proceeds in respect of such Asset are held for the benefit of Buyer.

                     (d) Waivers. Seller will not waive any material right relating to the Station or the Assets, except in the Ordinary Course of Business.

                     (e) Licenses. Except as set forth in this Agreement, Seller will not cause or permit, by any act or failure to act, any of the Licenses to expire or to be surrendered or modified, or take any action that would cause the FCC or any other Governmental Authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Licenses, or fail to prosecute with due diligence any pending application to any Governmental Authority in connection with the business and operations of the Station, or take any other action within its control that could reasonably be expected to result in the Station being in noncompliance in any material respect with the requirements of the Communications Act or any other applicable law, or the rules and regulations of the FCC or any other Governmental Authority having jurisdiction over Seller. Seller will maintain the validity of the FCC Licenses and will comply in all material respects with all requirements of the FCC Licenses and the rules and regulations of the FCC. Seller will deliver to Buyer, within ten (10) business days after filing, copies of any reports, applications, or responses to the FCC related to the Station that are filed between the date of this Agreement and the Closing Date. Seller will take all reasonable steps to defend and protect the integrity of the Station's signal and service contours and participate actively in any FCC proceedings of which it becomes aware (other than those generally affecting the broadcasting industry) which may reasonably be expected to result in a material adverse effect upon the business and operations of the Station, with the goal of minimizing such effect upon the Station.

                     (f) Consents. Seller will use its best efforts to obtain the Consents necessary to transfer the Material Assumed Contracts to Buyer and will use commercially reasonable efforts to obtain the Consents for all other Assumed Contracts, in each case as may be required in connection with the transactions contemplated hereby. Marked with an asterisk on Disclosure Schedule
3.9 are the Material Assumed Contracts, the receipt of a Consent for each of which is a condition precedent to Buyer's obligation to close under this Agreement.

                     (g) Books. Seller will maintain the books and records of the Station in accordance with prior practice. Seller will not change or modify any of its material accounting principles or practices or any method of applying such principles or practices.

                     (h) Maintenance of Assets. Seller will maintain all of the Station's property and assets, or replacements thereof, in their present condition as represented in this Agreement, ordinary wear and tear excepted. Seller will maintain supplies of inventory and spare parts consistent with past practice.

                     (i) Insurance. Seller will maintain in full force and effect all policies of casualty, liability, and other insurance relating to the Station through the day following the Closing Date in amounts not less than those in effect on the date hereof.

                     (j) Preservation of Business. Except as specifically contemplated by this Agreement, Seller will preserve its existence as a corporation and keep its business organization intact, maintain its existing franchises and licenses in accordance with this Agreement, and use reasonable commercial efforts to preserve for Buyer its relationships with suppliers, customers, employees, and others with whom it has business relationships.

                     (k) Access to Employees and the Station. Seller shall (i) give to Buyer and Buyer's authorized representatives access upon reasonable prior notice during normal business hours to Seller's properties, books, records, Contracts, commitments, facilities, premises, and equipment and to Seller's respective directors, officers and employees, agents and representatives (including, without limitation, the independent accountants of Seller), (ii) cause Seller's outside accountants to cooperate with Buyer's authorized representatives and make available to such representatives work papers relating to the Station maintained by such accountants, and (iii) on two
(2) business days prior notice permit Buyer and Buyer's consulting engineers and independent contractors, at Buyer's expense, to conduct engineering and other inspections of the Station and the Assets, provided that all access under subparagraphs (i), (ii) and (iii) shall be upon reasonable prior notice and in a manner that will not interfere with any of the Station's operations.

                     (l) Taxes. Seller will pay or discharge when due and payable all Taxes payable by Seller.

                     (m) Financial Statements. Commencing with the calendar month of April, 1997, and for each calendar month, fiscal quarter, and fiscal year thereafter, Seller will provide Buyer with copies of unaudited balance sheets and income statements for the Station substantially in the form currently generated by Seller and employing the principles currently used for such statements, within thirty (30) days after the end of each such period.

                     (n) Violations. Upon receiving notice or otherwise becoming aware of any violation relating to the FCC Licenses, any violation by the Station of any rules and regulations of the FCC, or any material violations under any other applicable laws and regulations relating to the business or operations of the Station, Seller will promptly notify Buyer and, at Seller's expense, use reasonable commercial efforts to cure all such violations prior to the Closing Date.

                     (o) Interruption in Broadcast Operations. Seller will promptly notify Buyer in writing if the Station ceases to broadcast at its authorized power for more than forty-eight (48) consecutive hours. Such notice shall specify the reason or reasons for such cessation and the corrective measures taken or to be taken by Seller.

                     (p) Environmental Matters. (i) Seller will promptly furnish to Buyer written notice of any discharge of any Hazardous Substances or of any actions or notices described in Section 3.15 and (ii) any material change in the information set forth in Section 3.15.

                     (q) Representations and Warranties. Neither WITN-TV nor Raycom will take any action, or omit to take any action, which would cause the representations and warranties contained in Section 3 hereof to be incorrect or incomplete.


         5.2 Closing Covenant. On the Closing Date, if the conditions set forth in Section 8.2 have been satisfied, Seller will sell, transfer, convey, assign, and deliver to Buyer the Assets as provided in Section 2 and make the deliveries provided in Section 9.2.

         5.3 Post-Closing Covenants.g Covenants

                     (a) Access. Seller will provide Buyer access to and the right to copy, for a period of ten (10) years from the Closing Date, any books and records relating to the Assets but not included in the Assets, provided that any information so obtained is kept confidential and is not disclosed by Buyer except as and to the extent required by applicable law.

                     (b) Further Documents. After the Closing, Seller will execute and deliver to Buyer any additional bills of sale or other transfer documents that, in the reasonable opinion of Buyer, may be necessary or reasonably desirable to ensure, complete, and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

                     (c) Taxes. Seller agrees to pay all Taxes due after the Closing Date relating to all periods prior to the Closing Date, except those Taxes that Buyer and Seller have agreed to prorate.


SECTION 6. COVENANTS OF BUYER.

         On the Closing Date, if the conditions set forth in Section 8.1 have been satisfied, Buyer shall purchase the Assets as provided in Section 2 and shall make the deliveries provided in Section 9.3.


SECTION 7. SPECIAL COVENANTS AND AGREEMENTS.

         7.1 FCC Consent. The assignment of the FCC Licenses to Buyer is subject to the prior consent and approval of the FCC. Prior to the execution of this Agreement, Buyer and Raycom prepared and filed with the FCC an appropriate application for FCC Consent. The parties agree to prosecute the application with all reasonable diligence and otherwise use their best efforts to obtain a grant of the application for FCC Consent as expeditiously as practicable. Buyer and Seller each agree to comply with any condition imposed on it by the FCC Consent, and Seller agrees to comply with any such condition, except that no party shall be required to comply with a condition if (i) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by such party of any of its representations, warranties, or covenants hereunder, and (ii) compliance with the condition would have a material adverse effect upon it; provided, however, that a condition requiring Buyer to file periodic reports with the FCC concerning affirmative action and equal employment opportunity shall not be deemed to have a material adverse effect on Buyer. Buyer and Seller shall oppose any requests for reconsideration or judicial review of the FCC Consent (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to Section 10). If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under Section 10.1(d), the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by either party of its right to terminate the Agreement under Section 10.

         7.2 HSR Filings. If required for compliance with the HSR Act, as soon as possible after the date hereof, but in no event later than twenty (20) business days after the date hereof, Buyer and Seller shall (i) prepare and file all documents with the Federal Trade Commission and the United States Department of Justice as are required to comply with the HSR Act and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings or (ii) mutually agree that no such filing is necessary. Seller shall pay one-half (1/2) and Buyer shall pay one-half (1/2) of all HSR Act filing fees.

         7.3 Sharing Information. Each party hereto shall, as promptly as possible and in any event within two (2) business days, inform the other of any material communications between such party and the Federal Trade Commission, the United States Department of Justice, the FCC or any other Governmental Authority regarding this Agreement or the transactions contemplated hereby. If any party receives a request for additional information or documentary material from any such Governmental Authority, then such party shall endeavor in good faith to make, or cause to be made, as promptly as practicable and after consultation with the other parties, an appropriate response to such request.

         7.4 Adjustments and Prorations. All revenues arising from the business and operations of the Station until the Effective Time and all expenses arising from the business and operations of the Station until the Effective Time, including business and license fees (including any retroactive adjustments thereof); utility charges; real and personal property taxes and other assessments levied against the Assets; property and equipment rentals; applicable copyright or other fees; sales and service charges; Taxes; and employee benefits (except as provided in paragraph 7.4(b) below), and similar prepaid and deferred items shall be prorated between Buyer and Seller in accordance with the principle that all Station revenues and all Station expenses, costs, liabilities, and obligations allocable to the period prior to the Effective Time shall be for the account of Seller, and all Station revenues and all Station expenses, costs, liabilities, and obligations arising from or relating to the Assumed Liabilities, ownership of the Assets, or the business and operations of the Station allocable to the period after the Effective Time shall be for the account of Buyer, subject to the following:

                     (a) Contracts. There shall be no adjustment to and Seller acknowledges that Seller shall remain solely liable with respect to any Contracts not included in the Assumed Contracts, and any other obligation or liability not being assumed by Buyer in accordance with Section 2.6.

                     (b) Employee Compensation; Severance. Seller shall be responsible for the payment of all compensation owed to employees of the Station through the Closing Date. Within thirty (30) days of the date hereof, Buyer shall interview all Station employees who wish to be interviewed. Within thirty
(30) days of the date of the first such employee interview, Buyer shall notify Seller in writing of the identity of each Station employee who will be offered a position with Buyer after the Closing Date. On or before the Closing Date, Seller shall notify those Station employees who will not be offered positions by Buyer. Seller will be solely responsible for any termination or severance costs and obligations due Station employees other than the Station's General Manager. Buyer acknowledges that in connection with the transactions contemplated by the Stock Purchase Agreement, Raycom agreed to offer the General Manager employment for two (2) years commencing on the date of the Stock Purchase Closing on commercially reasonable terms, but in any event at a compensation level of substantially equivalent value to the compensation the General Manager was receiving as of August 30, 1996, inclusive of salary, bonus and other incentive compensation, and health benefits. Buyer further acknowledges that the General Manager accepted Raycom's offer of employment commencing on the date of the Stock Purchase Closing and that if, within two (2) years of the Stock Purchase Closing, the General Manager either (i) is terminated without "Cause" or (ii) terminates his employment for "Good Reason", Raycom has agreed to pay him two
(2) years' current base salary multiplied by a fraction, the numerator of which is equal to seven hundred thirty (730) less the number of days following the Stock Purchase Closing for which the General Manager was employed, and the denominator of which is seven hundred thirty (730). Notwithstanding any provision of this Agreement to the contrary, at the Closing Buyer shall assume Raycom's obligations to employ and/or pay severance benefits (other than severance benefits attributable to the termination of the General Manager by Raycom or WITN-TV) to the General Manager in accordance with the provisions of this Section 7.4(b). For purposes of this Section 7.4(b) the terms "Cause" and "Good Reason" shall have the meanings ascribed to them in Disclosure Schedule 7.4(b).

                     (c) Trade and Barter. To the extent that the aggregate value by which the Station's post-closing obligations under trade, barter, or similar arrangements for the sale of advertising time (with the exception of program barter agreements) is greater or less than the aggregate value of the goods, services or other items to be received by the Station after the Closing, Buyer or Seller, as the case may be, shall be entitled to receive the difference;

provided, however, that such adjustment or proration shall not be made unless such difference is more than Twenty-Five Thousand Dollars ($25,000). Buyer shall receive a credit for any amount by which the aggregate amount paid to Seller under prepaid time sales contracts exceeds the value of advertising which is attributable to such amounts and which is required to be run by the Station after the Closing pursuant to the terms of such contracts. Seller shall receive a credit for any pre-Closing Date advertising for which the Station has not received full barter value prior to the Closing Date.

                     (d)  Manner  of  Determining  Prorations.   The  prorations
pursuant to this Section 7.4 will be determined in accordance with the following procedures:

                               (i) No later  than  sixty  (60)  days  after  the
                     Closing  Date,  Buyer will  deliver  to Seller a  statement setting forth Buyer's determination of the settlement prorations pursuant to Section 7.4, which shall be certified by Buyer to be true and complete as of the Closing Date. If Seller disputes the amount of the settlement prorations determined by Buyer, it shall deliver to Buyer within thirty (30) days after its receipt of
                     Buyer's statement a statement setting forth its determination of the amount of the settlement prorations. If Seller notifies Buyer of its acceptance of Buyer's statement, or if Seller fails to deliver its statement within such 30-day period, Buyer's determination of the settlement prorations shall be conclusive and binding on the parties as of the last day of the 30-day period.

                               (ii) Buyer and Seller  shall use their good faith
                     efforts to resolve any dispute involving the determination of the settlement prorations. Each party shall provide the other party with access to and the right to copy any books and records, in its possession or in the possession of any of its affiliates, relating to its determination of the settlement prorations. If the parties are unable to resolve the dispute within thirty (30) days following the delivery of Seller's statement, each of Buyer and Seller shall select an independent certified public accountant, who shall be knowledgeable and experienced in the operation of television broadcasting stations, and the two (2) accountants so chosen shall attempt to resolve the dispute. If they are not able to do so within forty-five (45) days following the delivery of Seller's statement, the two (2) accountants shall agree upon a third accountant, and the dispute shall be resolved by the decision of the majority of the accountants, which shall be final, conclusive, and binding on the parties. Any fees of the accountants shall be split equally between the parties.

                     (e) Payment of Prorations. The settlement prorations shall be paid as follows:

                               (i) If the aggregate of the prorations and adjustments, as finally determined pursuant to Section 7.4(d)(i) and Section 7.4(d)(ii) (the "Prorations") results in an amount due from Buyer to Seller, Buyer shall pay such amount to Seller, by wire transfer of immediately available Federal funds to Seller, within five (5) business days after the date on which the Prorations are so determined.

                               (ii) If the  Prorations  result in an amount  due
                     from Seller to Buyer, Seller shall pay such amount to Buyer within five (5) business days after the date on which the Prorations are so determined, by wire transfer of immediately available Federal funds to the account or accounts which shall be identified by Buyer.

         7.5 Risk of Loss.

                     (a) The risk of loss or damage to any of the Assets from fire or other casualty or cause shall be upon Seller at all times up to the Closing on the Closing Date. If material loss or damage to the Assets occurs, Seller shall have the option: (i) to repair or cause to be repaired and to restore the assets to their condition prior to any such loss or damage or (ii) subject to the agreement of Buyer, to reduce the Purchase Price by the amount of insurance proceeds received in connection with such loss or damage. In the event of any such loss or damage, Seller shall notify Buyer promptly of same in writing, specifying the loss or damage incurred, the cause thereof if known or reasonably ascertainable, and the applicable insurance coverage. The proceeds of any claim for any loss payable under any insurance policy with respect thereto shall, at the option of Seller, be used to repair, replace, or restore any such property to its former condition, subject to the conditions stated below. If Seller has notified Buyer that Seller has elected to repair, replace, or restore damaged property and such property has not been completely repaired, replaced, or restored on or before the Closing Date, Buyer, at its sole option, may: (i) postpone the Closing until such time as the property has been completely repaired, replaced, or restored and, if necessary, the parties shall join in an application or applications requesting the FCC to extend the effective period of its consent to the assignment application or (ii) consummate the Closing and accept the property in its then condition, in which event Seller shall assign to Buyer all proceeds of insurance covering the property involved.

                     (b) If any event occurs which prevents the broadcast transmission of the Station with substantially full licensed power and antenna height as described in the applicable FCC License in the manner that the Station has heretofore been operating, and (i) the Station is not restored so that operation is resumed (a) at some level of power within five (5) days of such event, or, in the case of more than one event, the aggregate number of days preceding such restorations from all such events exceeds ten (10) days and (b) with substantially full licensed power and antenna height as described in the applicable FCC License within thirty (30) days or (ii) if the Station is off the air more than four (4) times for a period, in each case exceeding four (4) hours (other than for regularly scheduled maintenance and repairs during the hours from midnight to 5 A.M.), in the case of either (i) or (ii), Seller agrees to give prompt written notice to Buyer, and Buyer shall have the right, by giving written notice to Seller of its election to do so, exercisable within five (5) business days of receipt of such written notice from Seller, to terminate this Agreement.

         7.6 Confidentiality. For a period of three (3) years from and after the date hereof, without the prior written consent of the other party hereto, each of the parties agrees that it will not, and will use reasonable efforts to ensure that none of its representatives or affiliates will not, use any confidential or non-public information relating to the other party in the conduct of its business, or disclose to or file such information with any other person (other than financing sources, financial advisors, accountants, and attorneys for the foregoing with a need to know such information) except for:
(i) disclosures that are required by law or by a Governmental Authority or are reasonably believed to be so required, including, without limitation, disclosures to the United States Department of Justice in connection with any filings under the HSR Act, and disclosures to the Securities and Exchange Commission, and related public disclosures; (ii) information that is ascertainable or obtained from public or published information; (iii) information received from a third party not known to the disclosing party to be under an obligation to keep such information confidential; (iv) information independently developed by the disclosing party; or (v) information disclosed to or filed with any persons necessary to obtaining the Consents. Notwithstanding the foregoing, (i) Buyer, in the course of any investigation it shall deem in good faith necessary and desirable in connection with the transactions contemplated hereby, shall not be prohibited from discussing the business and operations of the Station or the Assets with others having business dealings with the Station and (ii) with respect to information regarding the business and operations of the Station or the Assets, the foregoing provisions of this
Section 7.6 shall not apply to Buyer after the Closing. If this Agreement is terminated and the transactions contemplated hereby abandoned, each party will return or destroy as much written information as the party furnishing such information may reasonably request. No public announcement concerning the subject matter of this Agreement shall be made by either party without the approval of the other as to the announcement's content and timing, which approval shall not unreasonably be withheld, conditioned, or delayed.

         7.7 Collection of Accounts Receivable. The Accounts Receivable are and shall remain at all times an Excluded Asset and shall not become the property of Buyer at the Closing. Buyer agrees to use its best efforts to collect the Accounts Receivable in the normal and Ordinary Course of Business as Seller's agent for collection and will apply all such amounts collected to the debtor's oldest account receivable (unless and only to the extent that such debtor disputes that such account receivable is properly due); provided, however, that such obligation and authority shall not extend to the institution of litigation, employment of counsel or a collection agency, or any other extraordinary means of collection, unless authorized in writing by Seller. Buyer agrees to cooperate fully with Seller as to any litigation or other collection efforts instituted by Seller to collect delinquent Accounts Receivable and Seller agrees to consult with Buyer prior to instituting any litigation or other collection efforts and thereafter to take only such actions as are commercially reasonable. On or before the fifteenth (15th) day of each month, Buyer shall deliver to Seller a statement or report showing all such collections effected since the last report delivered and all commissions with respect thereto, together with a check or draft for the amount of such collections, less the amount of all commissions with respect thereto. If authorized by Seller, and at Seller's expense, Buyer shall have full power and authority as Seller's agent for collection to settle disputes, effect compromises, institute and terminate suits relating thereto, and generally to pursue such collections in accordance with Buyer's customary collection procedures, including employment of counsel or a collection agency or any other extraordinary means, in all instances acting as agent for Seller, but without any necessity to disclose that fact. If at any time Buyer in good faith determines that any of the Accounts Receivable are uncollectible, Buyer shall notify Seller of such determination and upon Seller's written request shall furnish or make available to Seller all records, files, and data relating to such accounts and Buyer's determination of uncollectibility. Buyer's obligation to collect the Accounts Receivable as Seller's agent shall expire at the end of the twelfth (12th) full month following the Closing Date and, within fifteen (15) days after the end of such month, Buyer shall render a final statement or report showing Accounts Receivable collected and uncollected. Seller may terminate Buyer's right to collect any or all of the Accounts Receivable upon written notice delivered to Buyer, at any time that Seller determines in good faith that Buyer is not pursuing the collection of the Accounts Receivable in a commercially reasonable manner consistent with Buyer's customary collection procedures with respect to its accounts receivable, in which event the collection of such account or accounts shall be Seller's sole responsibility.

         7.8 Brokers.

                     (a) Seller's Broker. Raycom represents and warrants to Buyer that except for its retention of Media Venture Partners (for which Raycom acknowledges full responsibility), none of Raycom, WITN-TV nor any person or entity acting on either of their behalf has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has Raycom, WITN-TV or any person or entity acting on either of their behalf taken any action on which a claim for any such payment could be based. Raycom and WITN-TV hereby jointly and severally agree to indemnify and hold harmless Buyer and its affiliated corporations from and against any claim that Raycom, WITN-TV or any person or entity acting on either of their behalf has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any person or entity, and Raycom agrees to take full responsibility for any such payment.

                     (b) Buyer's Broker. Buyer hereby represents and warrants to Raycom and WITN-TV that neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based. Buyer hereby agrees to indemnify and hold harmless Raycom and WITN-TV and their respective parents and affiliated corporations from and against any claim that Buyer or any person or entity acting on its behalf has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any person or entity, and Buyer agrees to take full responsibility for any such payment.

         7.9 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their obligations under this Agreement, and Buyer and Seller will use their best efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder.

         7.10 Control of the Station. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, or direct or attempt to control, supervise, or direct the business and operations of the Station; such business and operations, including complete control and supervision of all of the Station's programs, employees, and policies, shall be the sole responsibility of Seller.

         7.11 Consultation. Subject to the provisions of Section 7.10, between the date hereof and the Closing, Seller shall consult with Buyer's management with a view to informing such management as to the operation, management, and business of the Station.

         7.12 Public Announcements. Seller and Buyer shall consult with each other before making any further public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consultation with or written consent of the other party, issue such press release or make such public statement as may be required by Law or any listing agreement with a national securities exchange to which Seller or Buyer (or any affiliate of Seller or Buyer) is a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

         7.13 Capital Expenditures. Seller agrees that it shall have the continuing obligation, prior to the Closing Date, to make any capital expenditures with respect to the Station necessary to carry on the business, activities, and operations of the Station as presently conducted.

         7.14 NBC Affiliation Agreement. Prior to the Closing, Seller shall have entered into a new Affiliation Agreement with NBC on terms that are no less favorable to Seller than the terms set forth in that certain unexecuted Affiliation Agreement between Seller and NBC dated August 2, 1996, a copy of which has been previously delivered to Buyer. The Affiliation Agreement to be entered into by Seller prior to the Closing shall include a provision pursuant to which NBC will agree to consent to Seller's assignment of all of its right, title, and interest in, to and under such Affiliation Agreement to Buyer.


SECTION 8. CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER.

         8.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject to the satisfaction (or waiver in writing by Buyer) at or prior to the Closing of each of the following conditions:

                     (a) Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time, except (i) to the extent any such representation or warranty is expressly stated only as of a specified or earlier date or dates, such representation or warranty shall be true and complete in all material respects as of such earlier specified date or dates and (ii) to the extent that any such representation or warranty is conditioned by materiality, such representation or warranty shall be true and complete in all respects.

                     (b) Covenants and Conditions. Seller shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date.

                     (c) FCC Consent. The FCC Consent shall have been granted and shall have become a Final Order and the FCC Licenses shall be assigned and transferred to Buyer: (i) with no adverse modifications of the terms of the Licenses as they exist as of the date hereof; and (ii) without the imposition on Buyer of any conditions with which Buyer need not comply under Section 7.1 hereof; and Seller shall have complied with any conditions imposed on Seller by the FCC Consent.

                     (d) Other Consents. In addition to the FCC Consent, Seller shall have obtained all of the Consents for the Material Assumed Contracts.

                     (e) HSR Matters. If applicable, the waiting period (and any extension thereof) under the HSR Act shall have expired and there shall not be outstanding any order of a court restraining the transactions contemplated hereby.

                     (f) Deliveries. Seller shall have made, or shall make at the Closing, all the deliveries to Buyer set forth in Section 9.2.

                     (g) Absence of Litigation. No Governmental Authority shall have enacted, enforced, issued, or entered any law, rule, regulation, or order, including in connection with any action or proceeding brought by a third party (not subsequently dismissed, settled, or otherwise terminated), which prohibits or invalidates the transactions contemplated by this Agreement or any other Seller Document or prevents, materially limits, restricts, or impairs the ownership, use, or operation of the Assets or the Station by Buyer following transfer of the Assets to Buyer, other than an action or proceeding instituted by Buyer.

                     (h) Material Adverse Effect. There shall not have occurred, between the date of this Agreement and the Closing Date, any condition or event that has had a Material Adverse Effect, or any condition or event is likely to result in a Material Adverse Effect. Seller shall have delivered to Buyer a certificate dated as of the Closing Date executed by Seller certifying the foregoing statement.

                     (i) Financial Statements. Seller shall have provided Buyer with the financial Statements referred to in Section 5.1(m).

                     (j)  WITN   Merger.   The  WITN  Merger   shall  have  been
consummated.

         8.2 Conditions to Obligations of Seller. All obligations of Seller at the Closing hereunder are subject to the satisfaction (or waiver in writing by Buyer) at or prior to the Closing of each of the following conditions:

                     (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of the Closing Date, except (i) to the extent any such representation or warranty is expressly stated only as of a specified or earlier date or dates, such representation or warranty shall be true and complete in all material respects as of such earlier specified date or dates and (ii) to the extent that any such representation or warranty is conditioned by materiality, such representation or warranty shall be true and complete in all respects.

                     (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to and at the Closing Date.

                     (c) FCC Consent. The FCC Consent shall have been granted, without the imposition on Seller of any conditions with which Seller need not comply under Section 7.1 hereof and Buyer shall have complied with any conditions imposed on it by the FCC Consent.

                     (d) HSR Act. If applicable, the waiting period (and any extension thereof) under the HSR Act shall have expired and there shall not be outstanding any order of a court restraining the transactions contemplated hereby.

                     (e) Deliveries. Buyer shall have made, or shall make at the Closing, all the deliveries set forth in Section 9.3.

                     (f) Absence of Litigation. No Governmental Authority shall have enacted, enforced, issued, or entered any law, rule, regulation, or order, including in connection with any action or proceeding brought by a third party (not subsequently dismissed, settled, or otherwise terminated), which prohibits or invalidates the transactions contemplated by this Agreement or any other Buyer Document, other than an action or proceeding instituted by Seller.

                     (g)  WITN   Merger.   The  WITN  Merger   shall  have  been
consummated.

SECTION 9. CLOSING AND CLOSING DELIVERIES.

         9.1 Closing.

                     (a) Closing Date. The Closing shall take place at 10:00 a.m. on a date as agreed to by Buyer and Seller within ten (10) business days following the later of (i) the date upon which the FCC Consent has become a Final Order; (ii) the expiration of the waiting period (and any extension thereof) under the HSR Act; and (iii) the satisfaction (or waiver in writing by Buyer or Seller, as the case may be) of each of the conditions identified in
Section 8.1 and Section 8.2.

                     (b) Closing Place. The Closing shall be held at the offices of Eckert Seamans Cherin & Mellott, One International Place, 18th Floor, Boston, Massachusetts 02110, or any other place that is agreed upon by Buyer and Seller.

         9.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver or cause to be delivered to Buyer the following, in form and substance reasonably acceptable to Buyer and its counsel:

                     (a) Transfer Documents. Duly executed deeds, the Bills of Sale, the Assumption Agreement, certificates of title, assignments, and other transfer documents that shall be sufficient to vest good title to the Assets in the name of Buyer, free and clear of all claims, encumbrances, and Liens other than Permitted Liens.

                     (b) Consents. A copy of the Consent for each of the Material Assumed Contracts.

                     (c) Resolutions. A copy of the By-Laws of Seller and the resolutions adopted by the Board of Directors and the sole stockholder of Seller authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Seller.

                     (d) Certificate. A certificate, dated as of the Closing Date, executed by an authorized officer of Seller, certifying that: (i) Seller has obtained the proper corporate authorization necessary to the consummation of this Agreement; (ii) the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date, as though made on and as of that date except to the extent any such representation or warranty is expressly stated only as of a specified or earlier date or dates, in which case such representation or warranty shall be true and complete in all material respects as of such earlier specified date or dates; and (iii) Seller has performed in all material respects all of its obligations and agreements and complied in all material respects with all of its covenants set forth in this Agreement to be performed and complied with on or prior to the Closing Date.

                     (e) Opinion of Counsel. The opinions of Robinson, Bradshaw & Hinson, P.A., special counsel to Seller, and Gardner, Carton & Douglas, special FCC counsel to Seller, covering those matters customary in transactions of this type.

                     (f) Lien Searches. A lien search report dated not more than fifteen (15) business days prior to the Closing Date of the appropriate filing offices in the applicable jurisdictions evidencing no judgments, financing statements, tax liens, mechanics', materialmen's or other statutory liens on file with respect to the Assets, subject to such requests for updated information relating to any of the foregoing kinds of liens for the period between the date of such report and the Closing Date as Buyer may reasonably request and which Seller shall use commercially reasonable efforts to deliver to Buyer. If the lien search report or any update thereto evidences that judgments, financing statements, tax liens, mechanics', materialmen's, or other statutory liens are on file with respect to any of the Assets, prior to or on the Closing Date, Seller shall deliver or cause to be delivered to Buyer a termination statement or other appropriate document signed by the secured party or lienholder evidencing the release or termination of such financing statement or such lien or a pay-off letter from such secured party or lienholder indicating that such party or lienholder will provide such release or termination statement upon receipt of payment from the proceeds of the sale contemplated herein.

                     (g) Letter of Credit Termination. An agreement, duly executed by and evidencing no judgments, financing statements, tax liens, mechanics', materialmen's or other authorized officer of Raycom, terminating the Letter of Credit and all of Raycom's rights statutory liens on file with respect to the Assets, and, if such report evidences that judgments, thereunder.

                     (h) Incumbency Certificate. A certificate signed by a duly authorized officer of Seller as to the incumbency of the officers executing this Agreement and any Seller Document on behalf of Seller.

                     (i) Other Documents. Such other documents to be delivered by Seller hereunder as are reasonably necessary for Buyer to effectuate and document the transactions contemplated hereby.

         9.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and their counsel:

                     (a)  Purchase  Price.  The  Purchase  Price as  provided in
Section 2.3.

                     (b) Assumption Agreement. A duly executed Assumption Agreement, pursuant to which Buyer will assume and undertake to perform Seller's obligations arising after the Effective Time under the Assumed Contracts, to the extent specified in Section 2.6.

                     (c) Resolutions. Copies of resolutions adopted by the Board of Directors, or appropriate committee of the Board of Directors, of Buyer, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary as being true and correct on the Closing Date.

                     (d) Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by an authorized officer of Buyer, certifying that: (i) the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date except to the extent any such representation or warranty is expressly stated only as of a specified or earlier date or dates, in which case such representation or warranty shall be true and complete in all material respects as of such earlier specified date or dates and
(ii) Buyer has performed in all material respects all of its obligations and agreements and complied in all material respects with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date.

                     (e) Opinion of Counsel. The opinion of Heyman & Sizemore, counsel for Buyer, covering those matters customary in transactions of this type with respect to the Assumption Agreement to be executed and delivered by Buyer.

                     (f) Incumbency Certificate. A certificate signed by a duly authorized officer of Buyer as to the incumbency of the officers executing this Agreement and any Buyer Document on behalf of Buyer.

                     (g) Other Documents. Such other documents to be delivered by Buyer hereunder as are reasonably necessary for Seller to effectuate and document the transactions contemplated hereby.


SECTION 10. TERMINATION.

         10.1 Termination Rights; Buyer and Seller. This Agreement may be terminated by either Buyer or Seller if the terminating party is not then in material breach or default, upon written notice to the other party, under any of the following circumstances:

                     (a) Conditions. If on the Closing Date any of the conditions precedent to the obligations of the terminating party set forth in this Agreement have not been satisfied or waived in writing by the terminating party.

                     (b) Event of Default. If on or prior to the Closing Date the non-terminating party defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements contained in this Agreement (a "Default"), and such Default shall continue unremedied for a period of thirty (30) calendar days after the terminating party has given the non-terminating party written notice specifying in reasonable detail the nature of the Default (an "Event of Default").

                     (c) Judgments. If there shall be in effect on the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing of this Agreement.

                     (d) Upset Date. If the Closing Date shall not have occurred on or before December 31, 1997.

         10.2 Termination Right; Buyer. Buyer may terminate this Agreement, upon written notice to Seller, if within fourteen (14) days after the execution of this Agreement, Buyer shall not (a) be reasonably satisfied with its review of the Disclosure Schedules provided by Seller pursuant to this Agreement; (b) be reasonably satisfied with its review of the Assets, the Station, the Contracts, the Surveys, the Title Commitments, the Phase I Assessments, and the books and records of Seller; (c) be reasonably satisfied with its review of the analysis of the electronic stick product level measurements relating to the 4,000 gallon underground storage tank located on the Station's Grifton, North Carolina, Main Tower site, for the period beginning on June 1, 1995, and ending on January 31, 1996, which analysis has been requested by Buyer and is to be completed by Law Engineering and Environmental Services, Inc.; (d) be reasonably satisfied with its review of an asbestos survey of the Real Property that Buyer intends to commission. If Buyer fails to so notify Seller, Buyer will be deemed (i) to be satisfied with the results of its review of the Assets, the Station, the Contracts, and the books and records of Seller and; (ii) to have accepted the condition (including, without limitation, the environmental condition) of, and the state of the title to, the Real Property, subject to the representations and warranties of Seller being accurate.

         10.3 Disposition of Deposit. Raycom shall submit a draft drawn under the Letter of Credit to KeyBank National Association in the full amount of the Deposit, which Deposit shall be forfeited by Buyer and shall irrevocably become the property of Raycom, if and when each of the following conditions has been satisfied:

                     (a) the Closing Date contemplated by Section 9.1(a) shall have passed and the Closing shall not have occurred, or this Agreement shall have been terminated in accordance with Section 10.1;

                     (b) an Event of Default on the part of Seller shall not have occurred;

                     (c) an Event of Default on the part of Buyer shall have occurred; and

                     (d) the failure of the Closing to occur or the termination of this Agreement, as the case may be, is the direct result of an Event of Default on the part of Buyer.

The parties acknowledge and agree that the forfeiture by Buyer of the Deposit is not intended by the parties to be Seller's exclusive remedy upon the occurrence of an Event of Default on the part of Buyer.

         10.4 Specific Performance. The parties recognize that if Seller refuses to close as and when required under the provisions of this Agreement, monetary damages will not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by Buyer to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law.


SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES ANDRRANTIES AND
            INDEMNIFICATION.

         11.1 Representations and Warranties. Except as otherwise specifically set forth herein, all representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing for a period of twelve
(12) months. No party shall be entitled to indemnification hereunder for any claim arising from the breach by the other party of its representations, warranties, covenants, or agreements which is not asserted against the Indemnitor within twelve (12) months after the Closing Date. Notwithstanding anything herein to the contrary, any representation, warranty, covenant, or agreement which is the subject of a claim which is asserted in writing within twelve (12) months after the Closing Date shall survive with respect to such claim or dispute until the final resolution thereof. All representations, warranties, covenants and agreements of WITN-TV, Raycom and Buyer contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall also survive and be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal, or inspection at any time made by or on behalf of any party hereto.

         11.2 Indemnification by Seller. From and after the Closing, Seller hereby agrees, subject to Section 11.4(f), to indemnify and hold Buyer and its officers, directors, shareholders, and affiliates harmless against and with respect to, and shall reimburse Buyer for:

                     (a) Breach. Any and all Losses resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Seller contained herein or in any certificate, document, or instrument delivered to Buyer hereunder.

                     (b) Obligations. Any and all obligations of Seller not specifically and expressly assumed by Buyer pursuant to the terms of this Agreement, including any and all liabilities arising at any time under any Contract not included in the Assumed Contracts, subject to the condition that Buyer shall have given Seller prompt written notice of, and an opportunity to defend, any and all such asserted liabilities.

                     (c) Ownership. Any and all Losses resulting from the operation or ownership of the Station or the Assets prior to the Effective Time, including any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Effective Time, subject to the condition that Buyer shall have given Seller prompt written notice of, and an opportunity to defend, any and all such asserted liabilities.

                     (d) Legal Matters. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing the indemnity contemplated by this Section 11.2.

         11.3 Indemnification by Buyer. From and after the Closing, Buyer hereby agrees to indemnify and hold Seller and its officers, directors, shareholders, and affiliates harmless against and with respect to, and shall reimburse Seller for:

                     (a) Breach. Any and all Losses from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained herein or in any certificate, document, or instrument delivered by Buyer hereunder.

                     (b) Obligations. Any and all obligations of Seller assumed by Buyer pursuant to the terms of this Agreement, including all liabilities arising at any time under the Assumed Contracts which relate to events occurring after the Effective Time.

                     (c) Ownership. Any and all Losses resulting from the operation or ownership of the Station on and after the Effective Time, including any and all liabilities under the Licenses and the Assumed Contracts which relate to events occurring after the Effective Time.

                     (d) Compliance with Laws. Any failure by Buyer to obtain and hold any permit, license, or approval from any Governmental Authority necessary to conduct the business and operations of the Station in accordance with applicable law and to own, use, and maintain the Assets.

                     (e) Election to Close. Any decision by Buyer to close the transactions contemplated by this Agreement notwithstanding a failure by Seller to obtain: (i) any Consent relating to the assignment of governmental permits, orders, or authorizations or (ii) any Consent of non-governmental third parties necessary to effect valid assignments or transfers to Buyer of any Asset.

                     (f) Legal Matters. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing the indemnity contemplated by this Section 11.3.

         11.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                     (a) Notice. The Claimant shall give notice to the Indemnitor of any claim, whether solely between the parties or brought by a third party, specifying (i) the factual basis for the claim and (ii) the amount of the claim promptly after the Claimant receives notice thereof; provided that the failure to give such prompt notice shall not affect the rights of the Claimant except to the extent that (1) the Indemnitor's defense shall have been materially impaired; or (2) with respect to a claim between the parties, such notice is given by the Claimant more than twelve (12) months after the Closing Date.

                     (b) Investigation. With respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have thirty (30) business days to make any investigation of the claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within said thirty (30) day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                     (c) Control. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the Claim, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party claim within fifteen
(15) business days of notice under Section 11.4(a), the Claimant shall have the right to participate in the defense of the claim at its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim within fifteen (15) business days of notice under Section 11.4(a), it shall be bound by the results obtained by the Claimant with respect to the claim.

                     (d) Participation. Anything in this Section 11.4 to the contrary notwithstanding, (i) if there is a reasonable probability that Losses may materially and adversely affect the Claimant other than as a result of money damages or other money payments, the Claimant shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Losses, (ii) the Indemnitor shall not, without the Claimant's written consent, which shall not be unreasonably withheld, settle or compromise any Losses or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Claimant of a release from all liability in respect of such Losses in form and substance satisfactory to the Claimant, and (iii) in the event that the Indemnitor undertakes defense of any Losses, the Claimant, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnitor and its counsel or other representatives concerning such Losses and the Indemnitor and the Claimant and their respective counsel or other representatives shall cooperate with respect to such Losses and (iv) in the event that the Indemnitor undertakes defense of any Losses, the Indemnitor shall have an obligation to keep the Claimant informed of the status of the defense of such Losses and furnish the Claimant with all documents, instruments and information that the Claimant shall reasonably request in connection therewith.

                     (e) Immediate Action. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                     (f)       Limitations on Indemnification.

                               (i) No party shall be entitled to indemnification
                     hereunder except to the extent that the total amount of its claims for indemnification exceeds Twenty Thousand Dollars ($20,000). In the event the total amount of bona fide claims for indemnification exceeds Twenty Thousand Dollars ($20,000), all such claims (including the first $20,000 thereof) shall be covered under the provisions of this Section.

                               (ii) The limitations in Section  11.4(f)(i) shall
                     not apply to any claim for indemnification for any liability of the Claimant to any third party, (including, without limitation, any claim related to Taxes of Seller) to the adjustments and prorations to be made pursuant to
                     Section 7.4, or to Buyer's obligations with respect to Seller's Accounts Receivable as set forth in Section 7.7.

                               (iii) If any indemnity claim relates to the clean-up of Hazardous Substances, such clean-up shall be required only to the extent that it is required by an applicable Federal, state, or local law, regulation, ordinance, or requirement or by a Governmental Authority.


SECTION 12. MISCELLANEOUS.

         12.1 Fees and Expenses. Seller shall pay one-half (1/2) and Buyer shall pay one-half (1/2) of all HSR Act filing and related fees. Seller shall pay (a) all sales, use, gains, excise, and other transfer or similar Taxes on the transfer of the tangible Personal Property included among the Assets and (b) one-half of all of the Taxes arising from or relating to the transfer of any interest in real property included among the Assets. Buyer shall pay one-half
(1/2) of all of the Taxes arising from or relating to the transfer of any interest in real property included among the Assets. Buyer and Seller shall cooperate with one another in promptly making any filings in connection with any such Taxes. Buyer or Seller, as the case may be, shall execute and deliver to the other at the Closing any certificates or other documents as the other may reasonably request to perfect any exemption from any such transfer, documentary, sales, gains or excise or use Tax. In the event Buyer requests Seller to provide Buyer the third party due diligence information and reports prepared at the expense of Seller in connection with the Stock Purchase Agreement transactions (including, without limitation, title reports, instrument surveys, and environmental assessments) (collectively, the "Third Party Materials") and, as a result of the recertification of such Third Party Materials or otherwise, Buyer is authorized to rely on such Third Party Materials, Buyer shall reimburse Seller for one-half (1/2) of the total cost (original cost, together with costs of recertification, if any) thereof. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including, without limitation, all fees and expenses of counsel, accountants, agents, and representatives.

         12.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received: (i) on the date of personal delivery; (ii) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested; or (iii) on the next business day after delivery to a courier service that guarantees delivery on the next business day if the conditions to the courier's guaranty are complied with, in each case addressed as follows:

If to Seller:        WITN-TV, INC.
                     c/o Raycom Media, Inc.
                     201 Monroe Street
                     Suite 710
                     Montgomery, Alabama 36104
                     Attention:  John E. Hayes, President

with a copy
to:                  Eckert Seamans Cherin & Mellott, LLC
                     One International Place, 18th Floor
                     Boston, MA  02110
                     Attention:  Stephen I. Burr, Esq.

If to Buyer:         Gray Communications Systems, Inc.
                     126 North Washington Street
                     Albany, GA 31701
                     Attention:  Robert S. Prather, Jr.
                                 Interim Executive Vice President - Acquisitions

with a copy
to:                  Alston & Bird LLP
                     One Atlantic Center
                     1201 West Peachtree Street
                     Atlanta, GA 30309-3424
                     Attention:  Stephen A. Opler, Esq.

and to:              Heyman & Sizemore
                     2300 International Tower
                     229 Peachtree Street, N.E.
                     Atlanta, GA 30303-1608
                     Attention:  Neal H. Ray, Esq.

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 12.2

         12.3 Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This

Agreement shall only be assignable by Buyer to an entity controlling, controlled by, or under common control with Buyer, without the consent of Seller, so long as any such assignment will not delay the Closing beyond the date on which the Closing is required to occur in accordance with this Agreement. Any assignment by Buyer shall not relieve Buyer of any liability hereunder. Seller may assign its rights and obligations under this Agreement to Seller, or to any other entity affiliated with, controlling, controlled by, or under common control with Seller, without the consent of Buyer, so long as any such assignment will not delay the Closing beyond the date on which the Closing is required to occur in accordance with the Agreement. Any assignment by Seller shall not relieve Seller of any liability hereunder. Any assignment in accordance with the terms hereof shall become effective upon delivery of written notice in accordance with
Section 12.2.

         12.4 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all such further actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement (including, without limitation, (i) effecting the calculations and payments contemplated by Section 7.4 and (ii) executing, delivering and filing or causing to be executed, delivered and filed such further documents and instruments and obtaining such consents (including governmental approvals), as may be necessary or reasonably requested in connection with the consummation of the transactions contemplated hereby). In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, including, without limitation, the securing of consents of third parties, each party hereto shall use its best efforts to take all such necessary action.

         12.5 Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of North Carolina (without regard to the choice of law provisions thereof).

         12.6 Headings and References. The headings and table of contents herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement. For purpose of this Agreement, the words "hereof", "herein", "hereby", and other words of similar import refer to this Agreement as a whole, including all Appendices, Annexes, and Schedules hereto. Reference herein to Articles, Sections, Appendices, Annexes, and Schedules unless otherwise designated, shall be to the relevant Articles, Sections, Appendices, Annexes, and Schedules hereof and hereto. All dollar amounts referred to herein are in United States Dollars.

         12.7 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter and any other number, singular or plural, as the context requires.

         12.8 Entire Agreement. This Agreement, all schedules hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         12.9 Counterparts. This Agreement may be signed in counterparts, with the same effect as if the signature on each counterpart were upon the same instrument.

         12.10 Negotiated Document. The parties hereto, executing below, acknowledge that the provisions and language of this Agreement have been negotiated and agree that no provision of this Agreement shall be construed against any party by reason of such party having drafted such provision or this Agreement.

         12.11 Severability. If any part of any provision of this Agreement or any other agreement, contract, document, or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement, contract, document, or writing.

         12.12 Mail. Seller hereby authorizes and empowers Buyer from and after the Closing Date (a) to receive and open mail addressed to Seller and (b) to deal with the contents thereof in any manner Buyer sees fit, provided such mail and the contents thereof relate to the Station or the Assets (other than the Excluded Assets). Seller agrees to deliver to Buyer any mail, checks or other documents received by it pertaining to the Station or the Assets. Buyer agrees to deliver to Seller any mail which it receives to which it is not entitled by reason of the Agreement or otherwise and to which Seller is entitled.




                    [Signatures Appear on the Following Page]

         IN  WITNESS   WHEREOF,   this   Agreement  has  been  executed  by  the
duly-authorized officers of Buyer, Raycom and WITN-TV as of the date first written above.


                                 GRAY COMMUNICATIONS SYSTEMS, INC.


                                 By:   /s/ Robert S. Prather, Jr.
                                       ____________________________________
                                       Robert S. Prather, Jr.
                                       Interim Executive Vice President -
                                       Acquisitions


                                 RAYCOM - U.S., INC.


                                 By:   /s/ John E. Hayes
                                       _____________________________________
                                       John E. Hayes, President


                                 WITN-TV, INC.


                                 By:   /s/ John E. Hayes
                                       _____________________________________
                                       John E. Hayes, President

         RAYCOM MEDIA, INC., a Delaware corporation (the "Guarantor"), hereby unconditionally guarantees the due and punctual performance and payment in full, when due, of all obligations and liabilities of Seller under the foregoing Asset Purchase Agreement, and waives any circumstances that might constitute a defense available to, or discharge of, the Guarantor.


                                 RAYCOM MEDIA, INC.


                                 By:   /s/ John E. Hayes
                                       _____________________________________
                                       John E. Hayes, President


Date:  May ___, 1997


                         LIST OF EXHIBITS AND SCHEDULES




Exhibit A - Letter of Credit
Exhibit B - Phase I Site Assessments
Exhibit C - Surveys
Exhibit D - Title Commitments

Disclosure Schedule 1.11      -        Buyer's Knowledge
Disclosure Schedule 1.33      -        FCC Licenses
Disclosure Schedule 1.43      -        Intangibles
Disclosure Schedule 3.1       -        Organization, Standing & Authority
Disclosure Schedule 3.7(a)    -        Leased Real Property
Disclosure Schedule 1.48      -        Licenses
Disclosure Schedule 1.60      -        Permitted Liens
Disclosure Schedule 1.61      -        Personal Property
Disclosure Schedule 1.72      -        Seller's Knowledge
Disclosure Schedule 1.68      -        Real Property
Disclosure Schedule 1.84      -        WITN Securities
Disclosure Schedule 2.2       -        Excluded Assets
Disclosure Schedule 3.1       -        Organization, Standing and Authority
Disclosure Schedule 3.3       -        Absence of Conflicting Agreements and Required Consents
Disclosure Schedule 3.4       -        Governmental Authorizations
Disclosure Schedule 3.5       -        Financial Statements
Disclosure Schedule 3.6       -        Absence of Certain Changes or Events
Disclosure Schedule 3.7       -        Title to Property
Disclosure Schedule 3.8       -        Encroachments and Compliance with Laws
Disclosure Schedule 3.9       -        Contracts
Disclosure Schedule 3.12(a)   -        Employees and Compensation
Disclosure Schedule 3.12(b)   -        Agreements
Disclosure Schedule 3.12(d)   -        Labor Activities
Disclosure Schedule 3.13      -        Absence of Litigation
Disclosure Schedule 3.14      -        Compliance with Laws
Disclosure Schedule 3.15      -        Environmental
Disclosure Schedule 3.16      -        Taxes
Disclosure Schedule 3.17      -        Insurance
Disclosure Schedule 4.5       -        Qualification
Disclosure Schedule 7.4(b)    -        Employee Compensation; Severance


